Exhibit 10.1

OPTION AND LICENSE Agreement

This Option and License Agreement (the “Agreement”) is entered into as of July 30, 2024 (the “Effective Date”), by and between Biocytogen Pharmaceuticals (Beijing) Co., Ltd., organized under the laws of China, having an address at No.12, Baoshen South Street, Daxing Bio-Medicine Industry Park, Daxing District, Beijing, China 102609 (“Biocytogen”), and IDEAYA Biosciences, Inc., organized under the laws of Delaware, having an address at 7000 Shoreline Court, Suite 350, South San Francisco, California 94080 U.S.A. (“Ideaya”). Biocytogen and Ideaya may be referred to herein individually as a “Party” or collectively as the “Parties”.

RECITALS

Whereas, Ideaya is a precision medicine biotechnology company that focuses on discovering, developing, and commercializing targeted therapeutics for patient populations to treat cancer;

Whereas, Biocytogen is a biotechnology company that possesses intellectual property relating to certain antibody-drug-conjugates; and

Whereas, Ideaya desires to obtain from Biocytogen, and Biocytogen desires to grant to Ideaya, an exclusive option to enter into an exclusive license to develop and commercialize products containing such antibody-drug-conjugates, all under the terms and conditions set forth herein.

Now, Therefore, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Ideaya and Biocytogen hereby agree as follows:

AGREEMENT

Article I.

DEFINITIONS
1.1
“ADC(s)” means biopharmaceutical molecule consisting of at least one Antibody conjugated via a chemical linker to a cytotoxic payload. [***]
1.2
“Additional ADCs” means any ADC Controlled by Biocytogen or its Affiliates that contains a Bi-specific Antibody that is Directed against two targets other than both PTK7 and B7H3[***].
1.3
“Affiliate” means, with respect to any party, any entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such party, but for only so long as such control exists. As used in this Section 1.3, “control” means (a) to possess, directly or indirectly, the power to direct the management or policies of an entity, whether through ownership of voting securities, by contract relating to voting rights, or corporate governance; or (b) direct or indirect beneficial ownership of more than fifty percent (50%) (or such

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) of the voting share capital or other equity interest in such entity.
1.4
“Antibody” means a molecule comprising or containing: (a) one or more immunoglobulin variable domains; (b) fragments, variants, modifications, or derivatives of such immunoglobulin variable domains irrespective of origin or source; or (c) the nucleic acid consisting of a sequence of nucleotides encoding (or complementary to a nucleic acid encoding) the foregoing molecules in clause (a) or (b). The molecules described in clause (a) or (b) can be fused to any immunoglobulin constant domains, for example, CH1, CH2, CH3, or CL, or a combination thereof. For the avoidance of doubt, a Bi-specific Antibody is an Antibody.
1.5
“API” means active pharmaceutical ingredient.
1.6
“Applicable Laws” means the applicable provisions of any and all national, supranational, regional, state, and local laws, treaties, statutes, rules, regulations, administrative codes, guidance, ordinances, judgments, decrees, directives, injunctions, orders, permits of or from any court, arbitrator, Regulatory Authority, or governmental agency or authority having jurisdiction over or related to the subject item, including the U.S. Food, Drug and Cosmetic Act (21 U.S.C. §301 et seq.), Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.
1.7
“Arising IP” has the meaning set forth in Section 9.2.
1.8
“B7H3” means a protein that is either in a soluble form or a transmembrane protein. B7H3 protein is also known as B7 homolog 3, CD276, Cluster of Differentiation 276, B7RP-2, or 4Ig-B7H3.
1.9
“Biocytogen Know-How” has the meaning set forth in Section 9.2.
1.10
“Biocytogen Representative” has the meaning set forth in Section 11.2.
1.11
“Bi-specific Antibody” means any Antibody Directed against only two (2) different targets. For clarity, for purposes of Section 1.71(b), Bi-specific Antibody does not include [***].
1.12
“BLA” means (a) a Biologics License Application as defined in the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto), or (b) any corresponding foreign application in the Territory, including, with respect to the EU, an MAA filed with the EMA pursuant to the Centralized Approval Procedure or with the applicable Regulatory Authority of a country in Europe with respect to the mutual recognition or any other national approval procedure.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.13
“Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in the State of New York, U.S. or Beijing, China are authorized or obligated by Applicable Laws to close.
1.14
“Calendar Quarter” means each respective period of three (3) consecutive months ending on March 31, June 30, September 30, and December 31.
1.15
“Calendar Year” means each respective period of twelve (12) consecutive months ending on December 31.
1.16
“Change of Control” means, with respect to a Party, (a) any acquisition, assignment, transfer, or other disposition, of all or substantially all of such Party’s business or assets by or to a Third Party, (b) any reorganization or combination, whether by operation of law or otherwise, including a consolidation and merger, of such Party with or into any other entity, (c) any change in the shareholding of such Party in which the shareholders of such Party immediately prior to such change own less than fifty percent (50%) of such Party immediately after such change, (d) any circumstances in which a Third Party obtains the power, directly or indirectly, to direct or cause the direction of the management or policies of such Party, (e) the effectuation by the Party of a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Party is transferred.
1.17
“Claim” has the meaning set forth in Section 11.1.
1.18
“CMC” means chemistry, manufacturing, and control.
1.19
“CMO” means contract manufacturing organization.
1.20
“Combination Product” means: (a) a pharmaceutical product that consists of a Licensed Compound and at least one other API that is not a Licensed Compound; or (b) any combination of a Licensed Product and another pharmaceutical product that contains at least one other API that is not a Licensed Compound, where such products are not formulated together but are sold together as a single product and invoiced as one product. The other API(s) in clause (a) and the other pharmaceutical product(s) in clause (b) are each referred to as the “Other Product(s)”.
1.21
“Commercialization” means the conduct of all activities undertaken in support of the promotion, marketing, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling, and delivering Licensed Products to customers) of Licensed Products in the Field in the Territory, including: (a) sales force efforts, detailing, commercial strategy, advertising, medical education, planning, marketing, sales force training, and sales and distribution (including pricing and reimbursement activities); and (b) postapproval clinical trials. “Commercialize” and “Commercializing” have correlative meanings.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.22
“Commercially Reasonable Efforts” means, with respect to the efforts to be expended, or considerations to be undertaken, by a Party or its Affiliate with respect to any objective, activity, or decision to be undertaken hereunder[***].
1.23
“Commercial Milestone Payment” has the meaning set forth in Section 7.4(a).
1.24
“Conditional Approval” means, with respect to a Licensed Product, Regulatory Approval that requires, as a condition of such approval, additional (or a continuation of) clinical trials or clinical studies for such Licensed Product to obtain further safety or efficacy data, including, (i) accelerated Regulatory Approval in accordance with 21 CFR § 314.500 et seq. by the FDA in the United States, (ii) conditional Regulatory Approval in accordance with Commission Regulation (EC) No 507/2006 by the EMA in the EU, or (iii) conditional Regulatory Approval in accordance with PSEHB/PED Notification No. 1020-1 by the PMDA in Japan.
1.25
“Confidential Information” of a Party means all Know-How, materials, and other proprietary scientific, marketing, financial, or commercial information that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing, or in electronic form, whether before, on, or after the Effective Date; provided that, if Ideaya exercises the Option with respect to a Licensed Compound, then any information directed to such Licensed Compound disclosed to Ideaya or its Affiliates by Biocytogen or its Affiliates will become Confidential Information of Ideaya and Ideaya shall be deemed to be the disclosing Party with respect thereto for purposes of this Agreement. The existence and terms of this Agreement are the Confidential Information of both Parties. In addition, except as otherwise set forth in this Section above, information disclosed by a Party under the Confidentiality Agreement is deemed the Confidential Information of such Party pursuant to this Agreement.
1.26
“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement between Biocytogen, [***] and Ideaya, dated as of January 19, 2024.
1.27
“Control” or “Controlled” means, with respect to any materials, Know-How, Patents, or other Intellectual Property, the legal authority or right (whether by ownership, license, or otherwise, but without taking into account any rights granted by one Party to the other Party pursuant to this Agreement) of a Party to grant access, a license, or a sublicense of or under such materials, KnowHow, Patents, or other Intellectual Property to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party, without breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information of a Third Party, provided, however, that a Party shall not be deemed to “Control” any material, Know-How, Patent, or other Intellectual Property, to the extent:
(a)
it is owned or in-licensed prior to the date of a Change of Control of such Party, by such Party’s acquiror or any Third Party that becomes an Affiliate of such Party through a Change of Control of such Party after the Effective Date, provided that such right was not previously Controlled by such Party prior to such Change of Control and such Third Party does not use such right in the performance of activities under this Agreement; or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(b)
[***].
1.28
“Cover” means, with respect to a Valid Claim in a country and a Licensed Product, that such claim (for clarity, with respect to Valid Claim of a patent application, if such pending claim were to issue in an issued patent without modification) would be infringed, absent a license, by the use, offer for sale, sale, or importation or other Exploitation of such Licensed Product in such country.
1.29
“CRO” means any Third Party contract research organization.
1.30
“Data” means any and all scientific, technical, or test data pertaining to any Licensed Compound or Licensed Product that is generated by or on behalf of Biocytogen or its Affiliates or, to the extent such data is Controlled by Biocytogen, by or on behalf of its licensees, or by or on behalf of Ideaya or its Affiliates or, to the extent Controlled by Ideaya, its Sublicensees, including research data, clinical pharmacology data, CMC data (including analytical and quality control data and stability data), pre-clinical data, clinical data, clinical study reports, or submissions made in association with an IND or MAA with respect to any Licensed Compound or Licensed Product.
1.31
“Data Package” means, with respect to any Option Period Studies (or portion thereof), a data package containing the following, in English and in a form reasonable under the circumstances or otherwise mutually agreed by the Parties: (a) a written report summarizing each Option Period Study, and (b) the raw data and results arising from each such Option Period Study.
1.32
“Designated Antibody” has the meaning set forth in Section 1.71.
1.33
“Designated Linker” has the meaning set forth in Section 1.71.
1.34
“Designated Payload” has the meaning set forth in Section 1.71.
1.35
“Develop” means to research or develop (including clinical, nonclinical, and CMC development), analyze, test, and conduct preclinical, clinical, and all other regulatory trials for a Licensed Compound or Licensed Product, as well as all related regulatory activities and any and all activities pertaining to new indications, pharmacokinetic studies, and all related activities including work on new formulations, new methods of treatment, and CMC activities including new manufacturing methods. “Developing” and “Development” have correlative meanings.
1.36
“Development Milestone Payment” has the meaning set forth in Section 7.3(a).
1.37
“Development Plan” has the meaning set forth in Section 4.2(b).
1.38
“Directed against” means, with respect to an Antibody, a payload, or Licensed Product, as applicable, and a biological target, that such Antibody, payload, or Licensed Product, (a) binds directly and specifically to, or, with respect to a payload, otherwise modulates, such target, and (b) exerts or is intended to exert therapeutic or prophylactic activity. Where the context requires, the defined term “Directed against” may be separated and will have the same meaning set forth above (e.g., when discussing targets against which a compound or product is Directed).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.39
“Direct License” has the meaning set forth in Section 13.6(b).
1.40
“Documents” means all materials and documents that arise from any Development, Manufacture, or Commercialization of any Licensed Compound or Licensed Products.
1.41
“EMA” means the European Medicines Agency or any successor entity thereto.
1.42
“EU” means all countries that are officially recognized as member states of the European Union or the European Economic Area at the Effective Date and any countries that will become a member state of European Union or the European Economic Area at any particular time. For clarity, countries that are officially recognized as member states of European Union or the European Economic Area as of the Effective Date but subsequently cease to be member states will continue to be treated as member states of European Union or the European Economic Area in connection with this Agreement.
1.43
“Executive Officers” has the meaning set forth in Section 14.2.
1.44
“Exploit” means to make, import, use, sell, or offer for sale, including to research, Develop, Manufacture, Commercialize, register, hold, or keep (whether for disposal or otherwise), transport, distribute, promote, market, or otherwise dispose of, or to have any of the foregoing performed. “Exploiting” and “Exploitation” have correlative meanings.
1.45
“Export Control Laws” means all applicable U.S. laws and regulations relating to (a) sanctions and embargoes imposed by the Office of Foreign Assets Control of the U.S. Department of Treasury or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S. C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et. Seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986 (as amended), or the equivalent Applicable Law in other jurisdictions.
1.46
“FCPA” means the U.S. Foreign Corrupt Practices Act (15 U.S.C. Section 78dd-1, et. seq.), as amended.
1.47
“FDA” means the United States Food and Drug Administration or any successor entity thereto.
1.48
“Field” means any and all uses.
1.49
“First Commercial Sale” means, on a Licensed Product–by–Licensed Product and country-by-country basis, the first sale by Ideaya or any of its Affiliates or Sublicensees to a Third Party of a Licensed Product in a given country in the Territory, after Regulatory Approval has been granted with respect to such Licensed Product in such country. Any sale of Licensed Product by Ideaya to its Affiliate or Sublicensee shall not constitute a First Commercial Sale.
1.50
“Generic Product” means, with respect to a Licensed Product in a particular regulatory jurisdiction, any pharmaceutical product that (a) (i) contains the same API as the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Licensed Compound in such Licensed Product and is approved by the Regulatory Authority in such country; (ii) is a biologic product (A) for which the licensing, approval, or marketing authorization relies in whole or in part on a prior licensing, approval, or marketing authorization granted such Licensed Product; (B) that is “biosimilar” to such Licensed Product, as the term “biosimilar” is defined in 42 U.S.C. § 262(i)(2); or (C) that has been licensed by the FDA or other Regulatory Authority outside of the United States by reference to such Licensed Product, as set forth at 42 USC 262(k)(4) or other analogous applicable Law outside of the United States; or (iii) is approved by the Regulatory Authority in such country as a substitutable generic for such Licensed Product; and (b) is sold in such jurisdiction by a Third Party that is not a Sublicensee.
1.51
“Governmental Authority” means any national, international, federal, state, provincial, or local government, or political subdivision thereof, or any multinational organization or any authority, agency, or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power, any court or tribunal (or any department, bureau or division thereof, or any governmental arbitrator or arbitral body).
1.52
“ICC” has the meaning set forth in Section 14.2(a).
1.53
“ICC Rules” has the meaning set forth in Section 14.2(a).
1.54
“Ideaya Know-How” has the meaning set forth in Section 9.2.
1.55
“Ideaya Patent” has the meaning set forth in Section 9.4(c).
1.56
“Ideaya Representative” has the meaning set forth in Section 11.1.
1.57
“IND” means an investigational new drug application, clinical trial authorization or equivalent application filed with the applicable Regulatory Authority, which application is required to commence human clinical trials in the applicable country.
1.58
“Indemnitee” has the meaning set forth in Section 11.3.
1.59
“Indemnitor” has the meaning set forth in Section 11.3.
1.60
“Indirect Tax” has the meaning set forth in Section 8.3.
1.61
“Information” means any information, including discoveries, improvements, modifications, processes, methods, techniques, protocols, formulas, data, trade secrets, patentable or otherwise, and results, including physical, chemical, biological, toxicological, pharmacological, safety, and pre-clinical and clinical data, dosage regimens, control assays, and product specifications, but excluding any Patents.
1.62
“Initial Licensed Know-How” means such Know-How and related materials Controlled by Biocytogen existing as of the Effective Date that are [***] for Development of the Licensed Compound in the Field in the Territory [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.63
“Initiate” or “Initiation” means, with respect to a clinical trial, the first dosing of the first subject in such clinical trial.
1.64
“Intellectual Property” means all Patents and Know-How.
1.65
“Inventions” means all inventions, whether or not patentable, discovered, made, conceived, or conceived and reduced to practice, in the course of activities performed under this Agreement.
1.66
“Joint Inventions” has the meaning set forth in Section 9.2.
1.67
“Joint Know-How” has the meaning set forth in Section 9.2.
1.68
“Joint Patent” has the meaning set forth in Section 9.2.
1.69
“JSC” has the meaning set forth in Section 4.7(a).
1.70
“Know-How” means all Data, Regulatory Filings, Information, Inventions, and Documents.
1.71
“Licensed Compound” means (a) prior to or absent the Replacement, the compound set forth on Exhibit 1.71, or (b) upon the Replacement, any other ADC Controlled by Biocytogen or its Affiliates that contains a Bi-specific Antibody [***], which Antibody is conjugated to a drug payload that is Directed against topoisomerase (any such compound in clause (b), a “Backup Licensed Compound”) selected by Ideaya pursuant to Section 2.1(b), or (c) and any derivatives of (a) or (b) pursuant to Section 4.1. The Antibody, the linker, and the payload contained in the Licensed Compound set forth on Exhibit 1.71 may be referred to as the “Designated Antibody”, the “Designated Linker”, and the “Designated Payload”, respectively.
1.72
“Licensed Know-How” means any and all Know-How Controlled by Biocytogen as of the Effective Date or at any time during the Term that is [***] to Exploit any Licensed Compound or Licensed Product in the Field in the Territory, including, for clarity, the Initial Licensed Know-How.
1.73
“Licensed Patents” means any and all patents and patent applications Controlled by Biocytogen as of the Effective Date or at any time during the Term that [***] any Licensed Compound or Licensed Product in the Field in the Territory, or that otherwise that are [***] to Exploit any Licensed Compound or Licensed Product in the Field in the Territory, in each case including all continuations, continuations-in-part, divisionals, reissues, reexaminations, extensions, term restorations, registrations, re-instatements, amendments, or corrections thereof, including those set forth on Exhibit 1.73, and any and all foreign equivalents of any of the foregoing.
1.74
“Licensed Product” means one or more pharmaceutical products containing a Licensed Compound as the sole active ingredient or in combination with one or more other active ingredients, in any forms, presentations, delivery systems, dosages, strengths, and formulations.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.75
“Licensed Product Patents” shall have the meaning set forth in Section 9.4(a)(i).
1.76
“Licensed Technology” means the Licensed Know-How and Licensed Patents, including Biocytogen’s interest in the Joint Know-How, Joint Inventions, and Joint Patents.
1.77
“Losses” has the meaning set forth in Section 11.1.
1.78
“Manufacture” and “Manufacturing” mean activities directed to manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, post-marketing validation testing, stability testing, inventory control and management, storing and transporting the Licensed Compound or the Licensed Products, but excluding activities directed to Development or Commercialization.
1.79
“MAA” means a marketing authorization application or equivalent application, including a BLA or NDA and any necessary Pricing and Reimbursement Approvals, and all amendments and supplements thereto, filed with the applicable Regulatory Authority in any country or jurisdiction, in each case including application for Conditional Approval.
1.80
“Master Services Agreement” means the Master Services Agreement between the Parties that is set forth on Exhibit 1.80.
1.81
“NDA” means a New Drug Application (or similar application), as defined in the Federal Food, Drug, and Cosmetic Act, as amended, and applicable regulations promulgated thereunder by the FDA (or an equivalent foreign agency).
1.82
“Net Sales” means, with respect to any Licensed Product, the gross amounts invoiced for sales or other disposition of such Licensed Product by or on behalf of Ideaya or its Affiliates or Sublicensees (each a “Selling Party”) to Third Parties (other than Sublicensees), less the following deductions to the extent included in the gross invoiced sales price for such Licensed Product or otherwise directly paid or actually incurred by Ideaya or its Affiliates or Sublicensees and not otherwise recovered by or reimbursed to the Selling Parties, as applicable, with respect to the sale of such Licensed Product:

[***]

1.83
“Option” shall have the meaning set forth in Section 2.3.
1.84
“Option Exercise” shall have the meaning set forth in Section 3.2.
1.85
“Option Exercise Date” means the applicable date on which Ideaya delivers written notice that it has exercised the Option in accordance with Section 2.4 for the Licensed Compound, if applicable.
1.86
“Option Exercise Fee” shall have the meaning set forth in Section 7.2.
1.87
“Option Notice” shall have the meaning set forth in Section 2.4.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.88
“Option Period” means with respect to the Licensed Compound, the period commencing on the Effective Date, and ending on the earlier of (a) [***] and (b) [***].
1.89
“Option Period Studies” means the pre-clinical studies to be performed under this Agreement during the Option Period for the Licensed Compound that are set forth in Exhibit 2.1.
1.90
“Option Period Studies Plan” has the meaning set forth in Section 2.1(a).
1.91
“Option Period Study Materials” has the meaning set forth in Section 2.1(c).
1.92
“Party Vote” shall have the meaning set forth in Section 4.7(e).
1.93
“Patents” means (a) all national, regional and international patents, certificates of invention, applications for certificates of invention, priority patent filings, and patent applications, and (b) any renewals, divisions, continuations (in whole or in part), or requests for continued examination of any of such patents, certificates of invention and patent applications, and any and all patents or certificates of invention issuing thereon, and any and all reissues, reexaminations, extensions, divisions, renewals, substitutions, confirmations, registrations, revalidations, revisions, and additions of or to any of the foregoing.
1.94
“Patent Challenge” has the meaning set forth in Section 13.3(d).
1.95
“Phase 1 Clinical Trial” means a human clinical trial in any country conducted in a small number of volunteers designed or intended to establish an initial safety profile, pharmacodynamics, or pharmacokinetics of a Licensed Product and that would satisfy the requirements of 21 CFR 312.21(a) or foreign equivalent.
1.96
“Phase 2 Clinical Trial” means a human clinical trial of a Licensed Product in any country to determine initial efficacy and dose range finding and that would satisfy the requirements of 21 CFR 312.21(b) or foreign equivalent.
1.97
“Phase 3 Clinical Trial” means a pivotal human clinical trial of a Licensed Product in any country with a defined dose or a set of defined doses of a Licensed Product designed to ascertain efficacy and safety of such Licensed Compound or Licensed Product for the purpose of submitting applications for Regulatory Approval to the competent Regulatory Authorities and that would satisfy the requirements of 21 CFR 312.21(c) or foreign equivalent.
1.98
“Pricing and Reimbursement Approval” means, with respect to a Licensed Product, the approval, agreement, determination, or decision of the applicable Regulatory Authority establishing the price or level of reimbursement for such Licensed Product, as required in a given country or jurisdiction prior to sale of such Licensed Product in such jurisdiction.
1.99
“Product Infringement” shall have the meaning set forth in Section 9.5(b)(i).
1.100
“Project Manager” shall have the meaning set forth in Section 4.7(f).

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.101
“PTK7” means receptor tyrosine kinase protein, which is also known as tyrosine-protein kinase-like 7, protein tyrosine kinase 7, colon carcinoma kinase 4, or CCK4.
1.102
“Regulatory Approval” means any and all approvals, licenses, registrations, permits, notifications, and authorizations (or waivers) of any applicable Regulatory Authority, including Pricing and Reimbursement Approvals, that are necessary for the manufacture, use, storage, import, transport, promotion, marketing, distribution, offer for sale, sale, or other Commercialization of a Licensed Product in a given country or regulatory jurisdiction.
1.103
“Regulatory Authority” means any applicable Governmental Authority responsible for granting Regulatory Approvals for Licensed Products, including the FDA, the EMA, and any corresponding national or regional regulatory authorities.
1.104
“Regulatory Filings” means any regulatory application, submission, notification, communication (including meeting minutes), correspondence, registration, briefing documents, and other filings made to, received from, or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, or Commercialize a Licensed Compound or Licensed Product in a particular country or jurisdiction, including any IND, MAA, or Regulatory Approval.
1.105
“Replaced Compound” shall have the meaning set forth in Section 2.1(b).
1.106
“Replacement” shall have the meaning set forth in Section 2.1(b).
1.107
“Restricted Product” shall have the meaning set forth in Section 3.7(a).
1.108
“Royalty-Bearing Licensed Product” shall have the meaning set forth in Section 7.5(a).
1.109
“Royalty Floor” has the meaning set forth in Section 7.5(f).
1.110
“Royalty Term” shall have the meaning set forth in Section 7.5(b).
1.111
“SEC” means the U.S. Securities and Exchange Commission, or any successor entity.
1.112
“Selling Party” shall have the meaning set forth in Section 1.82.
1.113
“Sole Inventions” has the meaning set forth in Section 9.2.
1.114
“Sublicense Agreement” has the meaning set forth in Section 3.3.
1.115
“Sublicensee” means a Third Party or an Affiliate of Ideaya to which Ideaya grants a sublicense to Develop, Manufacture or Commercialize any Licensed Compound or Licensed Product in the Field in the Territory, as the case may be, beyond the mere right to purchase Licensed Products from Ideaya and its Affiliates. In no event shall Biocytogen or any of its Affiliates be deemed a Sublicensee. [***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

1.116
“Territory” means worldwide.
1.117
“Term” has the meaning set forth in Section 13.1.
1.118
“Third Party” means any entity other than Ideaya or Biocytogen or an Affiliate of Ideaya or Biocytogen.
1.119
“Transferred Materials” shall have the meaning set forth in Section 6.3.
1.120
“U.S.” means the United States of America, including its territories and possessions.
1.121
“Valid Claim” means (a) a claim of an issued and unexpired patent that has not been revoked or held unenforceable or invalid by a court or other governmental agency of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period), and that has not been abandoned, disclaimed, denied, or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer, or otherwise; or (b) a pending claim of an unissued patent application that has been pending for no longer than [***] from its filing date.
Article II.

OPTION PERIOD STUDIES; OPTION
2.1
Option Period Studies.
(a)
As of the Effective Date, the Parties have agreed upon an initial research and development plan for the Option Period Studies (the “Option Period Studies Plan”) to be performed during the Option Period for the Licensed Compound set forth in Section 1.71(a), which includes study protocols for each of such Option Period Studies, and initial scope of Option Period Studies. Such Option Period Studies Plan is attached to this Agreement as Exhibit 2.1. Ideaya shall be responsible for conducting the Option Period Studies at its own costs. The Option Period Studies Plan may be amended only by mutual written agreement of the Parties. Biocytogen shall perform the Option Period Studies under the Option Period Studies Plan pursuant to the Master Services Agreement.
(b)
At any time during the performance of the Option Period Studies for the Licensed Compound set forth in Section 1.71(a), Ideaya shall have the one-time only (unless otherwise mutually agreed to by the Parties) right to replace the Licensed Compound set forth in Section 1.71(a) with a Backup Licensed Compound (as defined in Section 1.71(b)) by written notice to Biocytogen (the “Replacement”), upon which Replacement the Licensed Compound in Section 1.71(a) shall become a “Replaced Compound” and such Backup Licensed Compound shall become the Licensed Compound. For clarity, the Option Period is not extended nor is Biocytogen obligated to perform any studies under this Agreement due to such Replacement. Upon Replacement, (i) the license granted to Ideaya in Section 3.1 shall automatically terminate with respect to the Replaced Compound, and (ii) Ideaya shall and shall cause its Affiliates and its contractors immediately cease all activities that use the Replaced Compound.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(c)
Biocytogen shall be responsible for providing, to the extent available to Biocytogen and in the Control of Biocytogen as of the Effective Date, such quantities (as determined pursuant to the Master Services Agreement) of Licensed Compound required by Ideaya to conduct any Option Period Studies (collectively, the “Option Period Study Materials”). Within [***] following Ideaya’s written request, Biocytogen shall transfer to Ideaya such requested quantities of Option Period Study Materials to the extent available to Biocytogen and in its possession and Control. If the transferred quantity of Option Period Study Materials is not sufficient to enable Ideaya to complete such Option Period Studies, the Parties will discuss in good faith the steps to be taken to obtain sufficient additional materials and Licensed Compound to permit the completion of such Option Period Studies.
2.2
Use of Third Parties. Ideaya may use one or more CROs to perform any portion of the Option Period Studies at its discretion and expense. Ideaya shall cause the CROs to agree in writing to be bound by and subject to all applicable terms and conditions of this Agreement in the same manner and to the same extent as Ideaya is bound thereby, and Ideaya remains responsible for the performance of this Agreement by the CROs.
2.3
Option Grant. Subject to the terms and conditions of this Agreement, Biocytogen hereby grants to Ideaya an exclusive option for the Licensed Compound (the “Option”), exercisable at any time during the Option Period, to be granted the applicable license set forth in Section 3.2.
2.4
Exercise of the Option. Ideaya may exercise the Option by written notice to Biocytogen delivered at any time during the Option Period (the “Option Notice”) and payment of the corresponding Option Exercise Fee in accordance with Section 7.2.
2.5
Second Bi-Specific ADC Compound. At any time during the period beginning on the Effective Date and ending on [***], upon request of Ideaya, the Parties may discuss in good faith potential collaboration between the Parties with respect to an Additional ADC, for which purpose Biocytogen will in good faith provide such data and information reasonably necessary for Ideaya to evaluate such potential collaboration, and the Parties shall enter into a separate agreement if the Parties wish to enter into such additional cooperation with respect to any Additional ADC.
Article III.

Grant of Licenses
3.1
License During the Option Period. Subject to the terms and conditions of this Agreement, Biocytogen hereby grants to Ideaya a non-exclusive, transferable (in accordance with Section 15.5), royalty-free license in the Field and in the Territory, to use and practice the Licensed Technology, solely to the extent necessary for Ideaya to perform activities allocated to it under the Option Period Studies Plan. The foregoing license shall include the right for Ideaya to grant sublicenses solely to its Affiliates and Third Parties for performing activities for or on behalf of Ideaya in accordance with the Option Period Studies Plan, and for Ideaya’s internal purposes to the extent reasonably necessary to enable Ideaya to decide whether it wishes to exercise the Option. The license granted in this Section 3.1 with respect to the Licensed Compound shall automatically terminate upon the earlier of (a) Ideaya’s exercise of the Option for such Licensed Compound (in

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

which case the license set forth in Section 3.2 shall replace the license granted in this Section 3.1), or (b) the expiration of the Option Period for such Licensed Compound in the event that Ideaya does not exercise the Option for such Licensed Compound in accordance with Section 2.4.
3.2
Licenses to Ideaya Post Option Exercise. Subject to the terms and conditions of this Agreement, upon Ideaya’s exercise of the Option for the Licensed Compound in accordance with Section 2.4 (the “Option Exercise”), Biocytogen hereby grants to Ideaya, effective as of the applicable Option Exercise Date and during the Term, an exclusive (even as to Biocytogen), royalty-bearing, transferable (in accordance with Section 15.5), license, with the right to grant sublicenses as provided in Section 3.3, under the Licensed Technology to Exploit the Licensed Compound and Licensed Products in the Field in the Territory in accordance with this Agreement.
3.3
Sublicensing. Ideaya shall have the right to grant sublicenses, through multiple tiers, under the licenses granted in Section 3.2 to its Affiliates and to Third Parties, provided that (a) Ideaya shall notify Biocytogen of the grant of such sublicense and the identity of the applicable Sublicensee in writing no later than [***] following the grant of such sublicense agreement (“Sublicense Agreement”), and (b) Ideaya shall provide a copy of any Sublicense Agreement within [***] following the execution thereof (provided that in the case of amendments to such Sublicense Agreement, additional copy of such amendment shall be provided to Biocytogen after such amendment), subject to the right to redact any confidential or proprietary information contained therein that is not necessary to determine the scope of the rights granted under such sublicense or compliance with the terms of this Agreement. Ideaya shall ensure that each sublicense granted under the licenses granted in Section 3.2shall be in writing and comply with all terms and conditions of this Agreement applicable to such Sublicensee and shall require further sublicenses to comply with the terms and conditions hereof, in the same manner and to the same extent as Ideaya is bound hereby, and Ideaya shall remain responsible for the performance of this Agreement by the Sublicensees. Without limiting the foregoing, each Sublicense Agreement will contain the following provisions: (X) a requirement that the sublicensee comply with Article 12 with respect to the other Party’s Confidential Information; (Y) requirements consistent with this Section 3.3 and the relevant terms of this Agreement; [***].
3.4
No Implied Licenses. Except as set forth in this Agreement, neither Party shall acquire any license or other intellectual property interest, by implication or otherwise, under or to any Intellectual Property Controlled by the other Party.
3.5
Retained Rights. Notwithstanding anything to the contrary herein, Biocytogen shall retain its rights under the Licensed Technology to, by itself or through any Third Party (including by grant of any license to any Third Party), Develop, Manufacture, Commercialize or otherwise Exploit any molecule or product other than Licensed Compound or Licensed Product.
3.6
Disclosure and Transfer of Licensed Know-How.
(a)
Promptly after the Effective Date (but in no event later than [***]), Biocytogen shall provide to Ideaya or its permitted designee copies of all Initial Licensed Know-How. During the Option Period, as reasonably requested by Ideaya, Biocytogen shall provide Ideaya with reasonable technical assistance in relation to the use and practice of such Initial

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Licensed Know-How, including to the extent reasonably necessary or useful for Ideaya to complete any portion of the Option Period Studies allocated to Ideaya and determine whether or not Ideaya desires to exercise the Option. [***]
(b)
Promptly following the applicable Option Exercise Date, upon Ideaya’s exercise of the Option in accordance with Section 2.4 and to the extent not already provided to Ideaya under Section 3.6(a), Biocytogen shall provide to Ideaya or its permitted designee copies of all Licensed Know-How then in existence, that is [***] for Ideaya to exercise its rights under the licenses granted in Section 3.2, including existing technical and clinical Data for the Licensed Compound, but excluding Licensed Know-How relating to the manufacture of the Licensed Compound, which will be transferred in accordance with Section 6.2. As reasonably requested by Ideaya, Biocytogen shall provide to Ideaya, at no additional cost or expense to Ideaya, reasonable access to personnel of Biocytogen or its Affiliates familiar with the Licensed Compound and Licensed Know-How, subject to provisions of this Agreement. Such access will be provided from and after the Effective Date, until [***], or such longer period of time as the Parties may agree to in writing, by teleconference, by electronic means, or in-person at Biocytogen’s or its contractor’s facilities. After the Option Period, Biocytogen will provide to Ideaya on an ongoing basis, any Data arising from Biocytogen’s activities under the applicable development plan, in each case promptly, but no later than [***] following Ideaya’s request. [***] during the period of such Development activities, Biocytogen shall provide to Ideaya or its permitted designee any additional Licensed Know-How generated since the last such disclosure that is reasonably necessary or useful for Ideaya to exercise the licenses granted in Section 3.2.
(c)
Not less frequently than [***], and [***], Biocytogen shall provide Ideaya with an updated list of Backup Licensed Compound, along with a [***] description of any data relating to each Backup Licensed Compound, and upon Ideaya’s reasonable request, Biocytogen shall provide detailed data and respond to any questions regarding any such Backup Licensed Compound, provided that the foregoing information may only be used by Ideaya to decide whether to select an Backup Licensed Compound in accordance with Section 2.1(b) prior to the Option Exercise Date, unless Ideaya carries out the Replacement.
(d)
With respect to the Know-How transfer contemplated by Sections 3.6(a), (b), and (c), Biocytogen shall provide Ideaya with electronic copies of, and if reasonably requested by Ideaya, physical access to the originals of, any and all documents, electronic records and databases, samples, and other tangible materials included in the applicable Know-How. For clarity, Licensed Know-How shall include all preclinical study reports that was generated by or on behalf of Biocytogen or its Affiliates prior to the Effective Date, for Licensed Compound or Licensed Product or incorporated (including any Data therein) in any Regulatory Filing for Licensed Compound or Licensed Product.
(e)
Biocytogen shall provide Ideaya with copies of Data that have been or are generated by or on behalf of Biocytogen and its Affiliates in performing activities under this Agreement in relation to Licensed Compound or Licensed Products. Biocytogen shall provide all Information (including all Data) under Sections 3.6 and 9.3 in English, or shall provide Ideaya English translations of all such Information so provided.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

3.7
Certain Covenants.
(a)
Biocytogen agrees and covenants for itself and for its Affiliates, heirs, successors, agents, and assigns, and any person or entity claiming by, through or under it, that Biocytogen shall not, and it shall cause its Affiliates not to, nor will any person, organization, or any other entity acting on behalf of or with the authorization of Biocytogen or its Affiliates, directly or indirectly, conduct any activities, including any research, Development, Manufacturing, or Commercialization activities, relating to any compound or product that contains an ADC that contains (A) a Bi-specific Antibody that is Directed against both of B7H3 and PTK7, which Bi-specific Antibody is conjugated to (B) a drug payload that is Directed against topoisomerase (“Restricted Product”) in any country in the Territory, during the Term, except to the extent agreed between the Parties to be performed by Biocytogen with respect to the Licensed Compound or Licensed Product. If Biocytogen or its Affiliates license the Intellectual Property under topoisomerase related payload or linker technology that is contained in the Licensed Compound to a Third Party, Biocytogen or its Affiliate shall include a clause in the agreement with such Third Party to prohibit such Third Party from using such license granted by Biocytogen or its Affiliates and such payload and linker to conduct any activities, including any research, Development, Manufacturing, or Commercialization activities, relating to any Restricted Product. [***]; provided that Biocytogen does not provide or license rights to such payload or linker to such person or entity and does not intentionally assist such person or entity to conduct any research, Development, Manufacturing, or Commercialization activities relating to any Restricted Product.
(b)
Biocytogen agrees and covenants for itself and for its Affiliates, heirs, successors, agents, and assigns, and any person or entity claiming by, through or under it, that Biocytogen shall not, and it shall cause its Affiliates not to, nor will any person, organization, or any other entity acting on behalf of or with the authorization of Biocytogen or its Affiliates, directly or indirectly, file, claim, sue, participate in, join or cause or permit to be filed, charged or claimed, any action alleging infringement or misappropriation by Ideaya or its Affiliates (or any of its or their heirs, successors, agents or assigns) of any Patent or Know How Controlled by Biocytogen or any Biocytogen Affiliate that (i) claims the composition of matter, method of use or method of manufacture of the Licensed Compound or Licensed Product, or (ii) would be infringed or misappropriated, absent a license or other right to practice granted under such Patent, by the Development, manufacture or Commercialization of the Licensed Compound or Licensed Product in the Field in accordance with the terms of this Agreement, in each case in connection with Ideaya’s or its Affiliates’ or Sublicensees’ exercise of its rights and performance of its obligations under this Agreement, during the Term.
(c)
Ideaya agrees and covenants for itself and for its Affiliates that Ideaya shall not, and it shall cause its Affiliates not to directly or indirectly, other than activities conducted under this Agreement, Commercialize or Initiate any pivotal registrational clinical trial of any compound or product that contains an ADC that contains a Bi-specific Antibody that is Directed against both of B7H3 and PTK7, which Bi-specific Antibody is conjugated to a drug payload that is Directed against topoisomerase; provided that this Section 3.7(c) shall terminate effective as of the date of any Change of Control of Ideaya or any transfer of this Agreement to a Third Party pursuant to Section 15(a)(iii) and shall not be binding on any Third Party Sublicensees of Ideaya.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Article IV.

DEVELOPMENT
4.1
General. Except as expressly provided herein, following the Option Exercise Date for the Licensed Compound, as between the Parties, Ideaya shall be solely responsible, at its own expense, for the pre-clinical and clinical Development of such Licensed Compound and Licensed Products containing such Licensed Compound in the Field in the Territory. Ideaya shall not materially modify the chemical structure of the Designated Payload or Designated Linker or the sequence of the complementarity-determining regions of the Designated Antibody without prior written consent of Biocytogen.
4.2
Development Plans.
(a)
Development Plan. Ideaya shall prepare a reasonably detailed written development plan for Development to preclinical proof-of-principle (as amended in accordance with this Agreement, the “Development Plan”), and Ideaya shall conduct such Development of the Licensed Compound under this Agreement pursuant to such Development Plan. Until the preclinical proof-of-principle for one Licensed Product, Ideaya shall be responsible for updating the Development Plan [***] and will provide Biocytogen with each updated Development Plan that also includes a report on Ideaya’s Development activities.
(b)
Conflict. If the terms of a Development Plan contradict, or create inconsistencies or ambiguities with, the terms of this Agreement, then the terms of this Agreement shall govern.
4.3
Conduct of Development Activities. Ideaya shall perform all Development activities in compliance with all Applicable Laws, including good scientific and clinical practices under the Applicable Laws of the country in which such activities are conducted. The Parties shall in good faith negotiate a separate agreement to the extent Ideaya wishes to engage Biocytogen to perform any of the Development activities under the Development Plan.
4.4
Development Diligence. Ideaya shall use Commercially Reasonable Efforts to Develop a Licensed Product to preclinical proof-of-principle pursuant to the Development Plan, and if such preclinical proof-of-principle is successful, [***] Licensed Product in the Field in the Territory following the Effective Date, provided that Biocytogen has successfully provided the services as set forth in the Master Services Agreement.
4.5
Use of Contractors. Ideaya may perform its activities under this Agreement through one or more contractors, including distributors, in its reasonable discretion, provided that (a) each contractor should be bound by a written agreement that is consistent with the terms and conditions, including terms of confidentiality and non-use regarding Confidential Information, and (b) Ideaya shall use Commercially Reasonable Efforts (including shall cause such contractor to accept such terms) to Control all Intellectual Property developed by each contractor in the course of performing any such work to Ideaya that is [***] the Development, Manufacture, or Commercialization of Licensed Compound or Licensed Products.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

4.6
Conduct of Regulatory Activities. Ideaya shall be solely responsible, at its own expense, for (a) all regulatory activities related to Licensed Products in the Field in the Territory, including all Regulatory Filings and all communications with Regulatory Authorities, and (b) preparing, filing, obtaining, and maintaining Regulatory Approvals for Licensed Products in the Field in the Territory. Subject to Applicable Laws, Ideaya (or its Affiliate or other Sublicensee) shall be the holder of all Regulatory Approvals for Licensed Products in the Field in the Territory.
4.7
Governance.
(a)
Formation; Purposes and Principles. Within [***] after the Effective Date, the Parties will form a joint steering committee (the “JSC”) to review and oversee certain activities of the Parties related to the Development of the Licensed Compound and Licensed Products, including activities conducted pursuant to the Master Services Agreement, and to facilitate information sharing between the Parties with respect thereto. The JSC shall be in existence from the date of its formation until (a) the Parties mutually agree to disband the JSC or (b) [***].
(b)
Specific Responsibilities. The JSC will:
(i)
review and discuss the Option Period Studies Plan and any amendments thereto as further described in Section 2.1(a);
(ii)
review and discuss Development of the Licensed Compound, including the Development Plan and any amendments thereto as further described in Section 4.2;
(iii)
coordinate and facilitate communications between the Parties with respect to the Licensed Products;
(iv)
review and discuss regulatory developments related to the Licensed Product including any major events and milestones with respect thereto;
(v)
oversee and coordinate the transfer of Licensed Know-How to Ideaya or its designee in accordance with this Agreement and other matters with respect to Licensed Products, including clinical development, publications, safety/pharmacovigilance and other similar matters;
(vi)
until the Option Exercise Date, discuss the patenting strategies of the Arising IP and coordinate the Parties’ efforts in accordance with the provisions set forth in Article 9; and
(vii)
perform such other functions as are assigned to it in this Agreement or as appropriate to further the purposes of this Agreement to the extent agreed to in writing by the Parties.
(c)
Membership. The JSC will be composed of a total of [***] (or such other number agreed by the Parties) representatives appointed by each Party. Each individual appointed by a Party as a representative to the JSC will be an employee of such Party with sufficient seniority

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibilities and have knowledge and expertise in the Development of compounds and products similar to the Licensed Compound and Licensed Products under this Agreement. Each Party may replace any of its JSC representatives at any time upon written notice to the other Party, which notice may be given by e-mail, sent to the other Party. Each JSC representative will be subject to confidentiality obligations no less stringent than those in Article 12.
(d)
Meetings. The JSC will hold meetings [***] during the Term for so long as the JSC exists, unless the Parties mutually agree in writing to a different frequency. Either Party may also call a special meeting of the JSC by providing at least [***] prior written notice to the other Party if such Party reasonably believes that a significant matter must be addressed prior to the next scheduled meeting. The JSC may meet in person or by audio or video conference as its representatives may mutually agree. Other representatives of the Parties (including relevant Project Managers), their Affiliates, and, only with the advance, written consent of both Parties, Third Parties involved in the Development of Licensed Compound and Licensed Products may be invited by the members of the JSC to attend meetings as observers; provided, however, that such representatives are subject to confidentiality obligations no less stringent than those set forth in Article 12.
(e)
Decision-Making; Escalation to Senior Officers. Each Party’s representatives on the JSC will collectively have [***] (the “Party Vote”) on all matters before the JSC, [***]. Should the JSC not be able to reach agreement with respect to a matter at a duly called meeting of the JSC, either Party may refer such matter to the Executive Officers for resolution, and the Executive Officers will attempt to resolve the matter in good faith. If the Executive Officers fail to resolve such matter within [***] after the date on which the matter is referred to the Executive Officers (unless a longer period is agreed to by the Parties), then the Executive Officer of Ideaya shall have final decision-making authority on all matters relating to the Development, Manufacture or Commercialization of the Licensed Compound and Licensed Products. Notwithstanding the foregoing or anything contained herein, neither the JSC nor a Party through exercise of its final decision-making authority will have the right or authority to amend or waive any of the terms or conditions of this Agreement or otherwise determine any matter outside the authority of the JSC or that expressly requires mutual agreement of the Parties under this Agreement, or to increase or materially change the other Party’s obligations under this Agreement.
(f)
Project Managers. Each Party shall appoint an individual, who is an employee of such Party, to act as a project manager (the “Project Manager”) who shall be responsible for (A) providing a single point of communication within the Parties’ respective organizations and between the Parties with respect to this Agreement, including any issues that may arise that it may be possible to resolve without (or prior to) escalation to the JSC, and (B) implementing and coordinating activities and facilitating the exchange of information between the Parties. The Project Managers shall be responsible for facilitating the flow of information and otherwise promoting communication, coordination and collaboration between the Parties. Each Party may replace its Project Manager at any time upon written notice to the other Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Article V.

COMMERCIALIZATION
5.1
General. Subject to the terms and conditions of this Agreement, Ideaya shall be solely responsible, at its own expense, for all aspects of the Commercialization of Licensed Products in the Field in the Territory, including: (a) developing and executing a commercial launch and pre-launch plan; (b) negotiating with applicable Regulatory Authorities regarding the price and reimbursement status of Licensed Products; (c) marketing and promotion activities; (d) booking sales and distribution and performance of related services; (e) handling all aspects of order processing, invoicing and collection, inventory and receivables; (f) providing customer support, including handling medical queries, and performing other related functions; and (g) conforming its practices and procedures to Applicable Laws relating to the marketing, detailing, and promotion of Licensed Products in the Territory.
5.2
Commercialization Diligence. With respect to any Licensed Product for which Regulatory Approval has been obtained in a country, Ideaya shall use Commercially Reasonable Efforts to Commercialize such Licensed Product in such country.
Article VI.

MANUFACTURE AND SUPPLY
6.1
Responsibility. As between the Parties, after the Option Exercise, Ideaya, itself or through its Affiliates or CMOs, shall be responsible for the manufacture and supply of Ideaya’s and its Affiliates’ and Sublicensees’ requirements for Licensed Compound and Licensed Products for Development and Commercial use in the Territory. As between the Parties, Biocytogen shall perform the CMC development activities as set forth in the Master Services Agreement.
6.2
Manufacturing Technology Transfer. Biocytogen shall supply to Ideaya market competitive (in quality, price, etc.) Designated Linker and Designated Payload through the end of the Phase 1 Clinical Trial. [***] at Ideaya’s request Biocytogen shall commence a technology transfer to Ideaya or its permitted designee of all Licensed Know-How relating to the manufacture of Licensed Compound, as reasonably necessary for Ideaya or its permitted designee to be able to implement the manufacturing process used by Biocytogen (or its Affiliate or CMO) to manufacture the applicable Licensed Compound, including all such technology developed pursuant to the Master Services Agreement. Biocytogen shall complete such manufacturing technology transfer as soon as reasonably practicable. Ideaya shall reimburse Biocytogen its reasonable costs and expenses incurred directly in such technology transfer activities to the extent such costs and expenses are pre-approved in writing by Ideaya, which approve shall not be unreasonably withheld or delayed. For avoidance of doubt, the act of the above-mentioned technology transfer shall not be construed as a technological quality standard or guarantee of the quality of the Licensed Compound or Licensed Product manufactured by Ideaya.
6.3
Transfer of Existing Materials. Promptly after the Option Exercise Date for the Licensed Compound, Biocytogen[***], shall transfer to Ideaya Biocytogen’s then-existing stock of the Licensed Compound in the Control of Biocytogen or any of its Affiliates (the “Transferred Materials”). [***] The Transferred Materials will be delivered by Biocytogen FCA (Incoterms

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

2020) at such place Biocytogen designates in writing. Title and risk of loss shall be transferred to and borne by Ideaya upon delivery of the Transferred Materials by Biocytogen to a carrier designated by Ideaya. Upon request by Ideaya made reasonably prior to the shipment of the Transferred Materials by Biocytogen, Biocytogen shall provide Ideaya the applicable documentation required for Ideaya to conduct its final release for the Transferred Materials in accordance with Applicable Laws.
Article VII.

Payments

7.1
Upfront Payment. After the Effective Date, within [***] after Ideaya’s receipt of copies of Initial Licensed Know-How and an invoice from Biocytogen therefor, Ideaya shall pay to Biocytogen a one-time, non-refundable, non-creditable upfront fee in the amount of Five Hundred Thousand dollars ($500,000).
7.2
Option Exercise Fee. Within [***] following the Option Exercise Date for the Licensed Compound, Ideaya shall pay to Biocytogen a one-time, non-refundable, non-creditable option exercise fee in the amount of [***] (the “Option Exercise Fee”).
7.3
Development and Regulatory Milestone Payments.
(a)
Development and Regulatory Milestones. Ideaya shall pay to Biocytogen the one-time, non-refundable, non-creditable milestone payments (each a “Development Milestone Payment”) set forth in the table below upon the first achievement of each milestone event (whether by or on behalf of Ideaya, its Affiliates, or Sublicensees):

Development Milestone Event	Development Milestone Payment (in US$)
(i) [***]	[***]
(ii) [***]	[***]
(iii) [***]	[***]
(iv) [***]	[***]
(v) [***]	[***]
(vi) [***]	[***]
(vii) [***]	[***]
(viii) [***]	[***]
Total	$100,000,000

Each Development Milestone Payment above is payable one time only for the Licensed Compound, regardless of the number of times the corresponding event is achieved by a Licensed Product and regardless of the number of Licensed Products to achieve such event. Under no circumstances shall Ideaya be obligated to pay Biocytogen, pursuant to this Section 7.3, more than One Hundred Million dollars ($100,000,000). [***]. For the purpose of this Section 7.3, references to the obtaining of approval for MAA shall include Conditional Approval.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(b)
Notice and Payment. Ideaya shall notify Biocytogen within [***] after the achievement of any milestone event set forth in Section 7.3(a). Ideaya shall pay to Biocytogen the applicable Development Milestone Payment within [***] after the delivery of such notice.
7.4
Commercial Milestone Payments.
(a)
Commercial Milestones. Ideaya shall pay to Biocytogen the commercial milestone payments set forth below upon the first achievement of aggregate annual Net Sales of Royalty-Bearing Licensed Products in the Territory exceeding the values indicated below (each a “Commercial Milestone Payment”). For clarity, the milestone payments in this Section 7.4(a) shall be additive such that if multiple milestone events for the Licensed Compound specified below are achieved in the same Calendar Year, then the Commercial Milestone Payments for all such milestone events shall be payable after the end of such Calendar Year.

Annual Net Sales of all Royalty-Bearing Licensed Products in the Territory (in US$)	Commercial Milestone Payment (in US$)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
Total	$300,000,000

Each Commercial Milestone Payment above is payable one time only, regardless of the number of times the corresponding event is achieved by the Licensed Products. Under no circumstances shall Ideaya be obligated to pay Biocytogen, pursuant to this Section 7.4, more than Three Hundred Million dollars ($300,000,000).

(b)
Notice and Payment. Ideaya shall notify Biocytogen within [***] after the end of the Calendar Year in which the Licensed Products achieve any commercial milestone event set forth in Section 7.4(a), whether sold by Ideaya, its Affiliates, or Sublicensees. Ideaya shall pay to Biocytogen the applicable Commercial Milestone Payment within [***] after the end of the applicable Calendar Year.
7.5
Royalty Payments.
(a)
Royalty Rate. Subject to the remainder of this Section 7.5, Ideaya shall make quarterly royalty payments to Biocytogen, on aggregate annual Net Sales of all Licensed Products sold in the Territory during the applicable Royalty Term for each Licensed Product in each country (such Licensed Product in such country, a “Royalty-Bearing Licensed Product”).

Annual Net Sales of All Licensed Products in the Territory	Royalty Rate

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)
Royalty Term. Royalties shall be paid on a Licensed Product–by–Licensed Product and country-by-country basis in the Territory from the First Commercial Sale of such Licensed Product in such country until the later of: (i) expiration of the last-to‑expire Valid Claim of the Licensed Patents claiming or Covering the Licensed Product in such country and (ii) ten (10) years after the First Commercial Sale of such Licensed Product in such country (the “Royalty Term”).
(c)
Generic Competition. If one or more Generic Products to a Licensed Product is launched in a country in the Territory during the Royalty Term for such Licensed Product in such country, and the unit volume of all Generic Products to such Licensed Product that are sold by Third Parties in such country is equal to or exceeds [***] of the combined unit volume of such Licensed Product and such Generic Product sold in such country for any Calendar Quarter, the royalties applicable to such Net Sales in such country will be reduced by [***] of the royalties otherwise payable under Section 7.5(a), as applicable, for such Calendar Quarter. Determinations of unit volume shall be based on a mutually acceptable calculation method and using market share data provided by a reputable and mutually agreed upon provider, such as IQVIA.
(d)
Third Party Licenses. If Ideaya, its Affiliates, or Sublicensees obtains a license from a Third Party under such Third Party’s Intellectual Property necessary to manufacture, use, import, offer to sell, or sell a Licensed Compound or Licensed Product in the Field in a given country in the Territory, then Ideaya shall have the right to credit [***] of all payments actually made by Ideaya, its Affiliates, or Sublicensees to such Third Party pursuant to such license for a Calendar Quarter against royalties owed to Biocytogen hereunder with respect to such Licensed Product in such country for such Calendar Quarter; provided that any such credits not exhausted in any Calendar Quarter may be carried forward into future Calendar Quarters, provided that such carried forward credits never reduce the royalties due to Biocytogen in any Calendar Quarter below the Royalty Floor.
(e)
Know-How Royalty. On a country-by-country and Licensed Product–by–Licensed Product basis in a Calendar Quarter, in the event that none of the manufacture, use, importation, offer to sell, or sale of the Licensed Products is Covered by any Valid Claim of a Licensed Patent in such country, or if such Licensed Product is only Covered by a Valid Claim of a Joint Patent in such country, then the royalties applicable to such Net Sales in such country for such Licensed Product will be reduced by [***] of the royalties otherwise payable under this Section 7.5, as applicable, for such Calendar Quarter.
(f)
Maximum Amount of Royalty Reduction. In no event shall the royalties payable to Biocytogen under Section 7.5 be reduced by more than [***] in any Calendar Quarter during the Royalty Term for a Licensed Product as a result of the reductions set out in Sections

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

7.5(c) to 7.5(e) (the “Royalty Floor”). Credits for deductions not exhausted in any Calendar Quarter may be carried forward into future Calendar Quarters, provided that such carried forward credits never reduce the royalties due to Biocytogen in any Calendar Quarter below the Royalty Floor.
Article VIII.

PAYMENT; RECORDS; AUDITS
8.1
Payment; Reports. Royalty payments due by Ideaya to Biocytogen under Section 7.5 shall be calculated and reported for each Calendar Quarter. Ideaya shall pay all royalty payments due under Section 7.5 within [***] after the end of each Calendar Quarter and shall include with each payment a report setting forth, on a country-by-country and Licensed Product–by–Licensed Product basis, [***].
8.2
Exchange Rate; Manner and Place of Payment. All references to dollars and “$” in this Agreement shall refer to U.S. dollars. All payments under this Agreement shall be payable in U.S. dollars. When conversion of payments from any currency other than U.S. dollars is required, such conversion shall be at an exchange rate equal to the weighted average of the rates of exchange for the currency of the country from which such payments are payable as published by The Wall Street Journal, Eastern U.S. Edition, during the Calendar Quarter in which the applicable sales were made. All payments owed under this Agreement shall be made by wire transfer in immediately available funds to a bank and an account designated in writing by Biocytogen.
8.3
Taxes.
(a)
Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of such Party under this Agreement.
(b)
Withholding Tax. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made by Ideaya to Biocytogen under this Agreement. To the extent Ideaya is required to deduct and withhold taxes on any payment to Biocytogen, Ideaya shall deduct those taxes from such payment, pay the amounts of such taxes to the proper Governmental Authority in a timely manner, and promptly transmit to Biocytogen an official tax certificate or other evidence of such withholding sufficient to enable Biocytogen to claim such payment of taxes. Biocytogen shall provide Ideaya any tax forms that may be reasonably necessary in order for Ideaya not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Notwithstanding the foregoing, if as a result of any action by Ideaya, including assignment, any change in Ideaya’s tax residency, or any failure on the part of Ideaya to comply with Applicable Laws (including filing or record retention requirements), incremental taxes are imposed that were not otherwise applicable, then Ideaya shall be solely responsible for the amount of such incremental taxes.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(c)
Each Party shall provide the other with reasonable assistance to enable the reduction, credits, or recovery, as permitted by Applicable Laws, of withholding taxes, or sales, use, value added or similar taxes (each an “Indirect Tax”), or similar obligations resulting from payments made under this Agreement, such recovery to be for the benefit of the Party bearing such withholding tax or Indirect Tax. For clarity, Biocytogen will bear any Indirect Taxes imposed by the applicable tax authorities in China on payments made under this Agreement. In the event any tax authority outside of China imposes any Indirect Tax on payments made under this Agreement and such imposition does not result from the actions of either Party (such as changing such Party’s location or jurisdiction), the Parties shall discuss in good faith a reasonable allocation of such Indirect Tax to be borne by each Party. Notwithstanding the foregoing, if as a result of any action by Biocytogen, including assignment, any change in Biocytogen’s tax residency, or any failure on the part of Biocytogen to comply with Applicable Laws (including filing or record retention requirements), incremental taxes are imposed that were not otherwise applicable, then Biocytogen shall be solely responsible for the amount of such incremental taxes.
8.4
Records; Audit. Ideaya shall keep, and shall have its Affiliates and Sublicensees keep, complete and accurate records pertaining to the sale or other disposition of Licensed Products in sufficient detail to permit Biocytogen to confirm the accuracy of commercial milestone and royalty payments due hereunder. Such records shall be kept for [***] following the end of the Calendar Quarter to which they pertain, or such longer period as may be required under Applicable Law. Biocytogen shall have the right to have an independent, certified public accountant reasonably acceptable to Ideaya audit records of Ideaya, its Affiliates or Sublicensees to confirm Net Sales, royalties, and Commercial Milestone Payments for a period covering not more than [***]. Such audits may be conducted during normal business hours upon reasonable prior written notice to Ideaya, and not more than [***]. Any such auditor shall not disclose Ideaya’s Confidential Information to Biocytogen, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Ideaya or the amount of payments by Ideaya under this Agreement, and shall enter into a customary confidentiality agreement with Ideaya. Any amounts shown to be owed but unpaid shall be paid within [***] after the accountant’s report, plus interest (as set forth in Section 8.5) from the original due date. Any overpayment by Ideaya revealed by an audit shall be credited against future payments owed by Ideaya to Biocytogen (and if no further payments are due, shall be refunded by Biocytogen to Ideaya within [***] after the accountant’s report). Biocytogen shall bear the full cost of such audit unless such audit discloses an underpayment by Ideaya of more than the greater of [***].
8.5
Late Payments. In case of a delay of any undisputed payment under this Agreement, Ideaya will pay Biocytogen interest on any payments that are not paid on the date on which such payments are due under this Agreement at a monthly interest rate equal to [***].

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Article IX.

Intellectual Property
9.1
Background IP. All right, title and interest in and to the Know-How and Patents Controlled by a Party prior to the Effective Date or independent of this Agreement shall be solely owned by such Party.
9.2
Ownership of Arising IP. To the extent allowed under each Applicable Law of the applicable jurisdiction, ownership of Inventions shall be determined in accordance with U.S. patent law. If U.S. patent law is not allowed and a different Party is considered owner and/or inventor of a given Invention under national patent law, such Party shall assign, or cause to assign, the Invention to the rightful owner as determined under U.S. patent law. Each Party shall solely own any Intellectual Property relating to the Licensed Compound or Licensed Product made solely by it or its Affiliates, or its or their respective employees, agents, or independent contractors (Inventions therein, “Sole Inventions”; Ideaya’s Know-How therein, “Ideaya Know-How”, and Biocytogen’s Know-How therein, “Biocytogen Know-How”) under this Agreement. The Parties shall jointly own any Intellectual Property that is made jointly by employees, agents, or independent contractors of one Party or its Affiliates together with employees, agents, or independent contractors of the other Party or its Affiliates (Inventions therein, “Joint Inventions”; Know-How therein, “Joint Know-How”). Sole Inventions, Ideaya Know-How, Biocytogen Know-How, Joint Inventions, Joint Know-How, and Patents claiming any of the Sole Inventions or Joint Inventions are collectively “Arising IP”. Notwithstanding the foregoing, Joint Inventions shall include any Inventions that are derived from, or are improvements of any Intellectual Property that relates solely to the Licensed Compound, whether made solely by a Party or its Affiliates, or jointly by the Parties or their Affiliates. All Patents claiming Joint Inventions shall be referred to herein as “Joint Patents.” [***] Except to the extent either Party is restricted by the licenses granted to the other Party under this Agreement, each Party shall be entitled to practice, license, assign, and otherwise exploit the Joint Inventions, Joint Know-How, and Joint Patents without the duty of accounting to the other Party or seeking consent from the other Party. References in this Section 9.2 to generation of Intellectual Property by a Party or its Affiliates shall include generation by either Party’s or its Affiliates’ respective employees, agents, or independent contractors. Notwithstanding anything to the contrary herein, prior to the Option Exercise Date or absent exercise of the Option, unless otherwise agreed between the Parties, (i) Ideaya Know-How, Biocytogen Know-How other than Platform IP, and Joint Know-How shall be deemed Confidential Information of both Parties, and neither Party shall disclose any Ideaya Know-How, Biocytogen Know-How other than Platform IP, or Joint Know-How to any Third Party unless and solely to the extent necessary for performance of the Agreement as permitted hereunder; (ii) neither Party shall use Ideaya Know-How, Biocytogen Know-How other than Platform IP, or Joint Know-How to prepare or file any patent application, apply for clinical trials or other document seeking to establish any similar proprietary protection; and (iii) neither Party shall use the Ideaya Know-How, Biocytogen Know-How other than Platform IP, or Joint Know-How for any purpose other than the Option Period Studies or evaluation of the Option.
9.3
Disclosure of Inventions and Know-How. Each Party shall promptly disclose to the other Party (a) its Sole Inventions and Know-How that arise in the performance of activities under this Agreement and (b) Joint Inventions and Know-How, including any invention

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

disclosures or other similar documents submitted to it by its employees, agents, or independent contractors describing such Inventions, and shall promptly respond to reasonable requests from the other Party for additional information relating to such Inventions and KnowHow.
9.4
Patent Prosecution and Maintenance.
(a)
Licensed Product Patents other than Joint Patents. After Ideaya’s Option Exercise:
(i)
Subject to this Section 9.4(a), as between the Parties, Ideaya shall have the first right, but not the obligation to control the preparation, filing, prosecution, and maintenance (including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings, and defense of validity or enforceability challenges) of all Licensed Patents (excluding, for clarity, any Joint Patents) directed to the Licensed Compound (not solely directed to the Designated Payload, Designated Linker, or the Designated Antibody) (“Licensed Product Patents”, the scope of which as of the Effective Date is set forth in Exhibit 1.73) in the Territory, at its sole cost and expense and by counsel of its own choice. Subject to the foregoing with respect to the Licensed Product Patents, during the Term hereof, Biocytogen shall have the sole right to file, prosecute and maintain all Licensed Patents (excluding for purpose of this Section 9.4(a)(i), for clarity, any Joint Patents) at Biocytogen’s sole cost and expense.
(ii)
Ideaya shall consult with Biocytogen and keep Biocytogen reasonably informed of the status of such Licensed Product Patents in the Territory and shall promptly provide Biocytogen with all material correspondence received from any patent authority in connection therewith. In addition, Ideaya shall promptly provide Biocytogen with drafts of all proposed material filings and correspondence to any patent authority with respect to such Licensed Product Patents in the Territory sufficiently in advance of any applicable filing deadlines for Biocytogen’s review and comment prior to the submission of such proposed filings and correspondences. [***]
(iii)
in the event that Ideaya desires to abandon or cease prosecution or maintenance of any Licensed Product Patent in the Territory that is applicable to the Field, Ideaya shall provide reasonable prior written notice to Biocytogen of such intention to abandon (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Licensed Product Patent in the relevant patent office). In such case, upon Biocytogen’s written election provided no later than [***] after such notice from Ideaya, Biocytogen shall have the right to assume the prosecution and maintenance of such Licensed Product Patent at Biocytogen’s expense. For clarity, if Biocytogen does not provide such election within [***] after such notice from Ideaya, Ideaya may, in its sole discretion, continue or discontinue prosecution and maintenance of such Licensed Product Patent.
(b)
Joint Patents. After Ideaya’s Option Exercise:
(i)
Subject to this Section 9.4(b), as between the Parties, Ideaya shall have the first right, but not the obligation, to control the preparation, filing, prosecution, and

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

maintenance including any interferences, reissue proceedings, reexaminations, patent term extensions, applications for supplementary protection certificates, oppositions, invalidation proceedings, and defense of validity or enforceability challenges of Joint Patents, at its sole cost and expense and by counsel of its own choice.
(ii)
Ideaya shall consult with Biocytogen and keep Biocytogen reasonably informed of the status of the Joint Patents and shall promptly provide Biocytogen with all material correspondence received from any patent authority in connection therewith. In addition, Ideaya shall promptly provide Biocytogen with drafts of all proposed material filings and correspondence to any patent authority with respect to the Joint Patents sufficiently in advance of any applicable filing deadlines for Biocytogen’s review and comment prior to the submission of such proposed filings and correspondences. [***]
(iii)
in the event that Ideaya desires to abandon or cease prosecution or maintenance of any Joint Patent in any country, Ideaya shall provide reasonable prior written notice to Biocytogen of such intention to abandon or cease prosecution or maintenance of any Joint Patent (which notice shall, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken with respect to any such Joint Patent in the relevant patent office). In such case, upon Biocytogen’s written election provided no later than [***] after such notice by Ideaya, Ideaya shall assign its rights and title in such Joint Patent to Biocytogen and Biocytogen shall acquire all rights and title in such Joint Patent at its expense. If Biocytogen does not provide such election within [***] after such notice, Ideaya may, in its sole discretion, continue or discontinue prosecution and maintenance of such Joint Patent.
(c)
Ideaya’s Solely Owned Patents. After Ideaya’s Option Exercise, as between the Parties, Ideaya shall have the sole right to file, prosecute and maintain all Patents that are solely owned by Ideaya (each, an “Ideaya Patent”), at Ideaya’s sole cost and expense. Ideaya shall keep Biocytogen reasonably informed of the status of such Patents.
(d)
Cooperation of the Parties. After Ideaya’s Option Exercise, each Party agrees to cooperate fully in the preparation, filing, prosecution, and maintenance of Patents under this Section 9.4 and in the obtaining and maintenance of any patent term extensions, supplementary protection certificates and their equivalent with respect thereto, at its own cost. Such cooperation includes: (i) executing all papers and instruments, or requiring its employees or contractors, to execute such papers and instruments, so as enable the other Party to apply for and to prosecute patent applications in any country as permitted by this Section 9.4; and (ii) promptly informing the other Party of any matters coming to such Party’s attention that may affect the preparation, filing, prosecution, or maintenance of any such patent applications.
9.5
Infringement by Third Parties.
(a)
Notice. Each Party shall notify the other Party within [***] of becoming aware of any alleged or threatened infringement by a Third Party of any of the Licensed Patents or Joint Patents in the Territory, including any declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability, or noninfringement of any of the Licensed Patents or Joint Patents.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(b)
Enforcement Right.
(i)
After Ideaya’s Option Exercise, as between the Parties, Ideaya shall have (A) the sole right, but not the obligation, to bring and control any action or proceeding with respect to infringement or challenge of any Ideaya Patent, and (B) the first right, but not the obligation, to bring and control any action or proceeding with respect to infringement or challenge of any Licensed Patent or Joint Patent in the Field in the Territory relating to a Licensed Product by a Third Party product (“Product Infringement”), in each case at its own expense and by counsel of its own choice. Biocytogen shall have the right, at its own expense, to be represented in any action under subsection (A) or (B), in each case by counsel of its own choice, and Ideaya and its counsel will reasonably cooperate with Biocytogen and its counsel in strategizing, preparing, and litigating any such action or proceeding. If Ideaya fails to bring an action or proceeding with respect to Product Infringement of any Licensed Patent or Joint Patent in the Territory within (X) [***] following the notice of alleged infringement or declaratory judgment or (Y) [***] before the time limit, if any, set forth in the appropriate laws and regulations for the filing of such actions, whichever comes first, Biocytogen shall have the right, but not the obligation, to bring and control any such action at its own expense and by counsel of its own choice, and Ideaya shall have the right, at its own expense, to be represented in any such action by counsel of its own choice, and Biocytogen and its counsel will reasonably cooperate with Ideaya and its counsel in strategizing, preparing, and litigating any such action or proceeding.
(ii)
Except as otherwise agreed by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding with respect to Licensed Patents or Joint Patents [***]. Ideaya shall have the sole right to retain any recovery or damages realized as a result of any action or proceeding in relation to any Ideaya Patent, and any such amounts shall not be treated as Net Sales for the purposes of this Agreement.
(c)
Cooperation. In the event that a Party brings an action in accordance with this Section 9.5, the other Party shall cooperate fully, including, if required to bring such action, the furnishing of a power of attorney or being named as a party to such action.
9.6
Infringement of Third Party Rights. If any Licensed Compound or Licensed Product used or sold by Ideaya, its Affiliates, or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of any intellectual property rights in a jurisdiction within the Territory, Ideaya shall promptly notify Biocytogen, and the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. Absent any agreement to the contrary, and subject to claims for indemnification under Article 11, each Party will defend itself from any such Third Party claim at its own cost and expense, provided, however, that the provisions of Section 9.5 shall govern the right of the Parties to assert a counterclaim of infringement of any Licensed Patent or Joint Patent.
9.7
Consent for Settlement. Neither Party shall unilaterally enter into any settlement or compromise of any action or proceeding under this Article 9 that would in any manner alter,

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

diminish, or be in derogation of the other Party’s rights under this Agreement without the prior written consent of such other Party, which shall not be unreasonably withheld.
Article X.

REPRESENTATIONS AND WARRANTIES
10.1
Mutual Representations and Warranties. Each Party represents and warrants to the other that, as of the Effective Date: (a) it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation, and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof, (b) it is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate or partnership action, and (c) this Agreement is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.
10.2
Additional Biocytogen Representations, Warranties, and Covenants. Biocytogen represents, warrants, and covenants, as applicable, to Ideaya that, as of the Effective Date:
(a)
Biocytogen is the sole owner, or exclusive licensee (with the right to grant sublicenses) of the entire right, title, and interest in and to all patents, patent applications, and other intellectual property rights within the Licensed Technology, free and clear from any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, or claims of any kind; Biocytogen has the full and legal rights and authority to license to grant the licenses granted by it under this Agreement without the requirement to obtain the consent of any Third Party; and Biocytogen has not granted as of the Effective Date, and will not grant during the Term, any right to any Third Party under the Licensed Technology that would conflict with the rights granted to Ideaya hereunder;
(b)
Exhibit 1.73 lists all Patents Controlled or jointly owned by Biocytogen as of the Effective Date that would be infringed, absent a license or other right to practice granted under such Patents, by the Exploitation of the Licensed Compound in the Field in the Territory;
(c)
the inventorship of each Licensed Patent is properly identified on each patent and patent application; all official fees, maintenance fees and annuities for the Licensed Patents have been paid and all administrative procedures with Governmental Authorities have been completed for the Licensed Patents such that the Licensed Patents are subsisting and in good standing; to the extent applicable, Biocytogen has complied with the U.S. Patent and Trademark Office duty of disclosure respecting the prosecution of all of the Licensed Patents; and there is no fact or circumstance known to Biocytogen that would cause Biocytogen to reasonably conclude that any of the issued patents in the Licensed Patents is invalid or unenforceable, and no claim or action has been brought or, to Biocytogen’s knowledge, threatened by any Third Party alleging

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

that the Licensed Patents are invalid or unenforceable, and no Licensed Patent is the subject of any interference, opposition, cancellation, or other protest proceeding;
(d)
Biocytogen has not received any written notice from a Third Party asserting or alleging, nor does Biocytogen have any knowledge of any basis for any assertion or allegation, that the Development of any Licensed Compound or Licensed Product conducted by Biocytogen prior to the Effective Date infringed any Patents or misappropriated any intellectual property of any Third Party; and to the knowledge of Biocytogen, the Exploitation of the Licensed Compound and Licensed Products in the Field in the Territory will not infringe the issued Patents of any Third Party in the Territory that, if issued with the published or currently pending claims, would be infringed by the Exploitation of the Licensed Compound and Licensed Products in the Field in the Territory;
(e)
to Biocytogen’s knowledge, no Third Party is infringing or misappropriating or has infringed or misappropriated the Licensed Technology;
(f)
the Licensed Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality, and to Biocytogen’s knowledge, no breach of such confidentiality has been committed by any Third Party; and, to Biocytogen’s knowledge, the Licensed Technology does not include any trade secrets that have been misappropriated from any Third Party or obtained in breach of any contractual obligation of Biocytogen or its employees to a Third Party;
(g)
there are no pending, and to Biocytogen’s knowledge, no threatened, adverse actions, suits or proceedings (including interferences, reissues, reexaminations, cancellations, oppositions, nullity actions, invalidation actions or post-grant reviews) against Biocytogen involving the Licensed Technology, Licensed Compound, or Licensed Products;
(h)
there are no agreements in effect as of the Effective Date between Biocytogen and a Third Party under which rights with respect to the Licensed Technology are licensed to Biocytogen; and
(i)
Biocytogen has provided or made available to Ideaya prior to the Effective Date, true, complete, and correct copies (as of the Effective Date) of all material adverse information known to Biocytogen with respect to the safety and efficacy of the Licensed Compound or Licensed Products, and all of the foregoing information and documents provided are true, correct, and complete in all material respects.
10.3
Mutual Covenants. Each Party represents, warrants and covenants to the other Party that it is not debarred or disqualified under the U.S. Federal Food, Drug and Cosmetic Act, as may be amended, or comparable laws in any country or jurisdiction other than the U.S., and it does not, and will not during the Term, employ or use the services of any person who is debarred or disqualified, in connection with activities relating to any Licensed Compound or Licensed Product. In the event that either Party becomes aware of the debarment or disqualification or threatened debarment or disqualification of any person providing services to such Party, including the Party itself or its Affiliates, Sublicensees, or other licensees, that directly or indirectly relate to

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

activities contemplated by this Agreement, such Party shall immediately notify the other Party in writing and such Party shall cease employing, contracting with, or retaining any such person to perform any such services.
10.4
Compliance. Each Party covenants as follows:
(a)
In the performance of its obligations under this Agreement, such Party shall comply and shall cause its and its Affiliates’ employees and contractors to comply with all Applicable Laws.
(b)
It and its and its Affiliates’ employees and contractors have not, directly or indirectly as of the Effective Date, and shall not, in connection with the performance of their respective obligations under this Agreement, directly or indirectly through Third Parties, pay, promise or offer to pay, or authorize the payment of, any money or give any promise or offer to give, or authorize the giving of anything of value to a public official or entity or other person for purpose of obtaining or retaining business for or with, or directing business to, any person, including either Party.
(c)
It and its Affiliates, and their respective employees and contractors, in connection with the performance of their respective obligations under this Agreement, shall not cause any Ideaya Representatives or Biocytogen Representatives, as applicable, to be in violation of the FCPA, Export Control Laws, or any other Applicable Laws, rules or regulations or otherwise cause any reputational harm to the other Party.
(d)
It shall immediately notify the other Party if it has any information or suspicion that there may be a violation of the FCPA, Export Control Laws, or any other Applicable Laws, rules, or regulations in connection with the performance of this Agreement or the Development, Manufacture, or Commercialization of any Licensed Product.
(e)
Such Party will have the right, upon reasonable prior written notice and during the other Party’s regular business hours, to reasonably audit the other Party’s books and records in the event such Party can provide reasonable evidence proving that a suspected violation of any of the representations, warranties, or covenants in this Section 10.4 needs to be investigated.
(f)
Such Party shall have the right to suspend or terminate this Agreement in its entirety where there is a credible finding, after a reasonable investigation, that the other Party, in connection with performance of its obligations under this Agreement, has violated the FCPA.
10.5
Disclaimer. Except as expressly set forth in this Agreement, ALL OTHER REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ANY PATENTS, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES. EXCEPT FOR THE EXPRESS

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

REPRESENTATIONS AND WARRANTIES SET OUT HEREIN, IDEAYA AGREES THAT: (I) THE LICENSED TECHNOLOGY ARE LICENSED “AS IS”, [***]; (II) EXCEPT TO THE EXTENT OF WILLFUL MISCONDUCT OR GROSS NEGLIGENCE BY OR ON BEHALF OF BIOCYTOGEN, IDEAYA AGREES THAT BIOCYTOGEN WILL HAVE NO LIABILITY TO IDEAYA FOR ANY ACT OR OMISSION IN THE PREPARATION, FILING, PROSECUTION, MAINTENANCE, ENFORCEMENT, DEFENSE OR OTHER HANDLING OF THE LICENSED PATENTS; AND (III) IDEAYA IS SOLELY RESPONSIBLE FOR DETERMINING WHETHER THE LICENSED PATENTS HAVE APPLICABILITY OR UTILITY IN IDEAYA’S CONTEMPLATED EXPLOITATION OF THE PRODUCTS.
Article XI.

INDEMNIFICATION
11.1
Indemnification by Biocytogen. Biocytogen will defend, indemnify, and hold harmless Ideaya and its Affiliates and their respective directors, officers, employees and agents (each, an “Ideaya Representative”) from and against any and all liabilities, expenses, and losses, including reasonable legal expenses and attorneys’ fees (collectively, “Losses”), to which any Ideaya Representative may become subject as a result of any claim, demand, action, or other proceeding by any Third Party (a “Claim”) to the extent such Losses arise out of: (a) the Development, Manufacture, Commercialization, use, handling, or storage of any Licensed Compound or Licensed Product by Biocytogen or its Affiliates, (b) the negligence or willful misconduct of any Biocytogen Representative, or (c) the breach by Biocytogen of any warranty, representation, covenant, or agreement made by Biocytogen in this Agreement; except, in each of subsection (a), (b), and (c), to the extent such Losses are subject to Ideaya’s obligations pursuant to Section 11.2.
11.2
Indemnification by Ideaya. Ideaya will defend, indemnify, and hold harmless Biocytogen and its Affiliates and their respective directors, officers, employees, and agents (each, a “Biocytogen Representative”) from and against any and all Losses to which any Biocytogen Representative may become subject as a result of any Claim to the extent such Losses arise out of: (a) the Development, Manufacture, Commercialization, use, handling, or storage of any Licensed Compound or Licensed Product by Ideaya or its Affiliates or Sublicensees in the Territory, (b) the negligence or willful misconduct of any Ideaya Representative, or (c) the breach by Ideaya of any warranty, representation, covenant, or agreement made by Ideaya in this Agreement; except, in each of subsection (a), (b), and (c), to the extent such Losses are subject to Biocytogen’s obligations pursuant to Section 11.1.
11.3
Procedure. A party that intends to claim indemnification under this Article 11 (the “Indemnitee”) shall promptly notify the indemnifying Party (the “Indemnitor”) in writing of any Claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense or settlement thereof. The Indemnitee may participate at its expense in the Indemnitor’s defense of and settlement negotiations for any Claim with counsel of the Indemnitee’s own selection. The indemnity arrangement in this Article 11 shall not apply to amounts paid in settlement of any action with respect to a Claim, if such settlement is effected without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The failure to deliver written notice to the Indemnitor within a

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

reasonable time after the commencement of any action with respect to a Claim shall only relieve the Indemnitor of its indemnification obligations under this Article 11 if and to the extent the Indemnitor is actually prejudiced thereby. The Indemnitee shall cooperate fully with the Indemnitor and its legal representatives in the investigation of any action with respect to a Claim covered by this indemnification.
11.4
Insurance. Ideaya, at its own expense, shall maintain product liability and other appropriate insurance (or self-insure) in an amount consistent with sound business practice and reasonable in light of its obligations under this Agreement during the Term. Ideaya shall provide a certificate of insurance (or evidence of self-insurance) evidencing such coverage to Biocytogen upon request.
11.5
Limitation of Liability. EXCEPT FOR LIABILITY FOR BREACH OF SECTION 3.7, OR 10.2(a) OR Article 12, NEITHER PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES IN CONNECTION WITH THIS AGREEMENT OR ANY LICENSE GRANTED HEREUNDER; provided, however, that this Section 11.5 shall not be construed to limit either Party’s indemnification obligations under this Article 11.
Article XII.

CONFIDENTIALITY
12.1
Confidential Information. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, the Parties agree that, during the Term and for [***] (or, for any trade secret, for so long as such trade secret constitutes a trade secret under Applicable Law), the receiving Party shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as expressly provided for in this Agreement any Confidential Information of the other Party under this Agreement, and both Parties shall keep confidential and, subject to Sections 12.2 and 12.3 and 12.5, shall not publish or otherwise disclose the terms of this Agreement. Each Party may use the other Party’s Confidential Information only to the extent required to accomplish the purposes of this Agreement, including exercising its rights or performing its obligations. Each Party will use at least the same standard of care as it uses to protect proprietary or Confidential Information of its own (but no less than reasonable care) to ensure that its employees, agents, consultants, contractors, and other representatives do not disclose or make any unauthorized use of the Confidential Information of the other Party. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party. [***]
12.2
Exceptions. The obligations of confidentiality and restriction on use under Section 12.1 will not apply to any information that the receiving Party can prove by competent written evidence: (a) is now, or hereafter becomes, through no act or failure to act on the part of the receiving Party, generally known or available to the public; (b) is known by the receiving Party at the time of receiving such information, other than by previous disclosure of the disclosing Party, or its Affiliates, employees, agents, consultants, or contractors; (c) is hereafter furnished to the receiving Party without restriction by a Third Party who has no obligation of confidentiality or limitations on use with respect thereto, as a matter of right; or (d) is independently discovered or

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

developed by the receiving Party without the use of Confidential Information belonging to the disclosing Party.
12.3
Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party as expressly permitted by this Agreement or if and to the extent such disclosure is reasonably necessary in the following instances:
(a)
filing, prosecuting, or maintaining Licensed Patents and Joint Patents as permitted by this Agreement;
(b)
regulatory filings for Licensed Products that such Party has a license or right to Develop hereunder in a given country or jurisdiction;
(c)
prosecuting or defending litigation as permitted by this Agreement;
(d)
complying with applicable court orders or governmental regulations, including regulations applicable to the public sale of securities;
(e)
in the case of Ideaya, disclosure to its and its Affiliates, employees, consultants, contractors, and agents, and to Sublicensees, in each case on a need-to-know basis in connection with the Development, Manufacture, or Commercialization of Licensed Compound or Licensed Products in accordance with the terms of this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein;
(f)
in the case of Biocytogen, disclosure to its and its Affiliates, employees, consultants, contractors, and agents, and to licensee, in each case on a need-to-know basis in connection with the Development of Licensed Compound or Licensed Products in accordance with the terms of this Agreement, in each case under written obligations of confidentiality and non-use at least as stringent as those herein; and
(g)
disclosure to potential and actual investment bankers, investors, lenders, investors, acquirors, licensees, and other financial or commercial partners (and their attorneys and agents) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, or collaboration, in each case under written obligations of confidentiality and non-use at least as stringent as those herein, but may be of shorter duration (except for trade secrets which shall be maintained as confidential as long as they are trade secrets) to the extent such shorter duration is reasonable and customary in the case of investment bankers, investors, lenders, or financial partners and their attorneys and agents.

In the event that a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to Section 12.3(c) or (d), it will, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use efforts to secure confidential treatment of such Confidential Information at least as diligent as such Party would use to protect its own confidential information, but in no event less than reasonable efforts. Any information disclosed pursuant to Section 12.3(c) or (d) shall remain Confidential Information and subject to the restrictions set forth in this Agreement, including the foregoing provisions of this Article 12.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Notwithstanding the foregoing, the Parties shall take all reasonable action to avoid disclosure of Confidential Information hereunder.

12.4
Publicity; Public Disclosures. If either Party desires or is required to issue a press release or other disclosure relating to the material terms of this Agreement, including its existence or the identity of the Parties, such Party shall consult with the other Party reasonably and in good faith with respect to the text and timing of such press release or other disclosure prior to its disclosure and obtain such other Party’s consent to such press release or other disclosure; provided that a Party may not unreasonably withhold, condition, or delay consent to such release or other disclosure, and that either Party may issue such press releases or make such disclosures to the SEC or other applicable agency or stock exchange as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure. As of the Effective Date, the Parties have agreed on the press release set forth on Exhibit 12.4. Each Party shall provide the other Party with advance notice of legally required disclosures to the extent practicable. The Parties will consult with each other on the provisions of this Agreement to be redacted in any filings made by a Party with the SEC or stock exchange or as otherwise required by Applicable Laws; provided that each Party shall have the right to make any such filing as it reasonably determines necessary under Applicable Laws. In addition, either Party shall be free to disclose, without the other Party’s prior written consent, those terms of the Agreement that have already been publicly disclosed in accordance herewith, and following the Option Exercise Date for a Licensed Compound, Ideaya may freely disclose Information relating to its activities under this Agreement and the Exploitation of such Licensed Compound in the Field and in the Territory.
12.5
Prior Confidentiality Agreement. As of the Effective Date, the terms of this Article 12 shall supersede any prior non-disclosure, secrecy or confidentiality agreement between the Parties (or their Affiliates) relating to the subject of this Agreement, including the Confidentiality Agreement to the extent it applies to each Party’s rights and obligations relating to each other. For clarity, the Confidentiality Agreement will survive in accordance with its terms only to the extent it applies to each Party’s rights on obligations relating to [***]. Any information disclosed pursuant to any such prior agreement shall be deemed Confidential Information for purposes of this Agreement.
12.6
Equitable Relief. Given the nature of the Confidential Information and the competitive damage that a Party would suffer upon unauthorized disclosure, use, or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 12. In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 12.
Article XIII.

TERM AND TERMINATION
13.1
Term. This Agreement shall commence on the Effective Date and unless terminated earlier as provided in this Article 13 shall continue until the expiration of all Royalty Terms in the Territory (the “Term”). Upon expiration of the Royalty Term for a Licensed Product in a particular country, the licenses granted by Biocytogen to Ideaya under Section 3.2, with respect

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

to such Licensed Product (and corresponding Licensed Compound) and such country shall become fully paid-up, royalty-free, perpetual, and irrevocable. For clarity, the Parties shall continue to be subject to all rights and obligations hereunder upon such expiration of the Royalty Term with the exception of any royalty payments set forth in Sections 7.5.
13.2
Termination by Mutual Agreement. The Parties may terminate this Agreement at any time upon mutual written agreement, in its entirety or with respect to one or more Licensed Products or countries.
13.3
Termination for Cause.
(a)
Material Breach. Each Party shall have the right to terminate this Agreement upon written notice to the other Party if such other Party materially breaches this Agreement and has not cured such breach within [***] after notice of such breach from the non-breaching Party, provided that, if such breach is not reasonably capable of cure within such [***], the breaching Party may submit a reasonable cure plan prior to the end of such [***], in which case the other Party shall not have the right to terminate this Agreement during an additional [***], so long as the breaching Party is using [***] to implement such cure plan throughout such additional [***]. Notwithstanding the foregoing, a Party shall have the right to terminate this Agreement pursuant to this Section 13.3(a), (i) with respect to one or more individual Licensed Product(s) only if the other Party’s material breach giving rise to such termination right relates only to such Licensed Product(s), or (ii) in its entirety only if such material breach frustrates the objectives or transactions contemplated by this Agreement, taken as a whole.
(b)
Disputed Breach. Unless and until the Parties have completed the dispute resolution procedures set forth in Article 15, then provided the Party alleged to be in breach continues to comply with its other obligations under this Agreement, including all payment obligations, during the pendency of any dispute, then the non-breaching Party shall not have the right to terminate this Agreement under Section 13.3(a). It is understood and agreed that during the pendency of such dispute, all of the terms and conditions of this Agreement shall remain in effect and the Parties shall continue to perform all of their respective obligations.
(c)
Bankruptcy. Each Party shall have the right to terminate this Agreement in its entirety upon written notice to the other Party if such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee, or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation, or any other similar proceeding for the release of financially distressed debtors or becomes a party to any proceeding or action of the type described above and such proceeding is not dismissed within sixty (60) days after the commencement thereof.
(d)
Termination for Patent Challenge. In the event that Ideaya or any of its Affiliates or Sublicensees institutes, prosecutes or otherwise participates in (or in any way aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, any claim, demand, action or cause of action for declaratory

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable (collectively, a “Patent Challenge”), then Biocytogen shall have the right to (i) terminate this Agreement in its entirety upon [***] prior written notice, unless, prior to expiry of such [***], Ideaya or its relevant Affiliate or Sublicensee has filed a motion to withdraw or dismiss such action; or (ii) with respect to a Patent Challenge by a Sublicensee, unless Ideaya and its Affiliates terminate all licenses or other agreements with such Sublicensee pursuant to which rights under this Agreement have been sublicensed by Ideaya or its Affiliates as soon as possible (no longer than [***]), terminate this Agreement in its entirety upon written notice to Ideaya. Notwithstanding the foregoing, the term Patent Challenge shall not include any claim, demand, action or cause of action or any arguments, or any other statements or allegations, made by or on behalf of Ideaya or its relevant Affiliate or Sublicensee that (a) asserted as a defense or counterclaim to an action first brought by Biocytogen or any of its Affiliates against Ideaya or any of its Affiliates or Sublicensees; (b) distinguish the inventions claimed in patents or patent applications Controlled (except by virtue of this Agreement) by Ideaya or its Affiliate or Sublicensee from those claimed in the Licensed Patents (i) in the ordinary course of ex parte prosecution of such patents or patent applications Controlled by Ideaya or its Affiliate or Sublicensee, including without limitation any reissue or reexamination patents or patent applications or (ii) in inter partes, post grant review proceedings, oppositions, nullity proceedings, reissue proceedings, reexamination proceedings, and other similar proceedings before the patent office or other agency or tribunal in any jurisdiction, or in any arbitration or litigation, wherein such patents or patent applications Controlled by Ideaya or its Affiliate or Sublicensee have been challenged; or (c) are made in connection with a response to a claim or allegation that Ideaya or its Affiliate or Sublicensee, or any of their respective direct or indirect customers infringes or may infringe any Patents owned, Controlled or enforceable by Biocytogen, its Affiliates, or any of their respective successors or assigns.
13.4
Termination by Ideaya for Convenience. Ideaya shall have the right to terminate this Agreement for any reason or no reason upon [***] written notice to Biocytogen.
13.5
Termination by No Exercise of Option. This Agreement shall automatically terminate upon expiration of the Option Period in the event that Ideaya does not exercise the Option during the Option Period, in which case the following shall apply: (a) the license granted to Ideaya in Section 3.1 shall automatically terminate, (b) Ideaya shall and shall cause its Affiliates and contractors immediately cease all activities that use the Licensed Compound upon the effective date of termination of this Agreement, and (c) all Arising IP solely to the extent relating only to a Licensed Compound (for clarity, excluding any Arising IP to the extent it relates to any Combination Product) shall be solely owned by Biocytogen, and all other Arising IP shall be jointly owned by the Parties, each Party shall assign and cause to be assigned all rights in such Arising IP to the other to the extent necessary for this purpose, and each Party shall be entitled to practice, license, assign, and otherwise exploit such Arising IP without the duty of accounting to the other Party or seeking consent from the other Party.
13.6
Effects of Termination after Option Exercise. Upon any termination of this Agreement after the Option Exercise, the following will apply:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(a)
Termination of Licenses and Other Rights. The license granted to Ideaya in Section 3.2 will automatically terminate, and all other rights and obligations of the Parties under this Agreement will terminate (except for those rights that survive pursuant to Sections 13.6(b), 13.7 and 13.8); Ideaya and its Affiliates, and Sublicensees shall cease all use of Licensed Technology and all Exploitation of any Licensed Compound or Licensed Product, except to the extent required to perform its rights and obligations under this Section 13.6.
(b)
Sublicense Survival. Upon an early termination of Ideaya’s license rights under this Agreement pursuant to Section 13.3 by Biocytogen, (i) Ideaya shall provide written notice to Biocytogen within [***] following the notice of termination that it desires to have any Third Party Sublicensee to become a direct licensee of Biocytogen of substantially identical scope as the sublicense granted by Ideaya or its Affiliates and on terms substantially identical to this Agreement (“Direct License”), (ii) during a period of [***] following the date of delivery of notice of termination of this Agreement pursuant to Section 13.3, [***], and (iii) if such Third Party Sublicensee is then not in material breach of the terms of this Agreement in regard to such sublicense, and is then in compliance with all Applicable Laws at the date of delivery of notice of termination of this Agreement, and if such Third Party Sublicensee agrees in writing to assume all applicable obligations of Ideaya under this Agreement, taking into consideration any differences in scope or territory between this Agreement and the applicable sublicense agreement, then (y) the Direct License will automatically become effective, upon the effective date of termination of this Agreement, and such sublicense shall terminate effective upon the effective date of the Direct License, and (z) Biocytogen and such Third Party Sublicensee shall promptly enter into a written agreement reflecting terms of the Direct License. Notwithstanding the foregoing, provided Ideaya and such Sublicensee have complied with the obligations to provide information under clause (ii) above, Biocytogen has not completed its inquiries or review of information set forth above by the effective date of termination of this Agreement, such Direct License will also automatically become effective upon the effective date of termination, subject to Biocytogen’s right to terminate such Direct License in accordance with the terms thereof, and if Ideaya disputes Biocytogen’s determination that any such Sublicensee was in material breach of the terms of this Agreement in regard to such sublicense, or was not in compliance with all Applicable Laws at the date of delivery of notice of termination of this Agreement, then the Parties may submit such dispute for resolution pursuant to Article 14, and this Agreement shall not be terminated with respect to such Sublicensee during the pendency of such dispute resolution.
(c)
For clarity, upon any existing sublicense becoming a Direct License between Biocytogen and such Third Party Sublicensee, any sales of products following the effective date of termination of this Agreement by such Third Party Sublicensee that would have been Licensed Products under this Agreement shall be considered Net Sales, and shall be subject to the royalty obligations under the applicable Direct License.
(d)
Remaining Inventories. If this Agreement is terminated, Ideaya and its Affiliates and Sublicensees shall have the right to sell any or all of the inventory of Licensed Products held by Ideaya and its Affiliates and Sublicensees as of the date of termination for a period of [***] following such termination, so long as such sales are made in the normal course consistent with Ideaya’s past practice and Ideaya continues to comply with all of its payment, reporting and audit obligations hereunder with respect to the Licensed Products.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(e)
Each Party shall immediately pay or cause to be paid to the other Party all sums which at the date of termination are due and payable to the other Party under this Agreement.
(f)
Notwithstanding anything to the contrary herein, if any clinical trial of a Licensed Product has been initiated at the time of termination, the terms of this Agreement shall continue to apply as necessary to accomplish a safe and orderly wind-down of such clinical trials, at the cost and expense of Ideaya.
13.7
Confidential Information. Upon termination of this Agreement, (x) all Confidential Information solely relating to the Replaced Compound (if applicable), Licensed Compound or Licensed Product shall be the Confidential Information of Biocytogen (and Biocytogen shall be deemed to be the disclosing Party and Ideaya shall be deemed the receiving Party with respect thereto), (y) within [***] following the termination of this Agreement, except to the extent that a Party obtains or retains the right to use the other Party’s Confidential Information, each Party shall promptly return to the other Party, or delete or destroy, all relevant records and materials (including all regulatory materials provided to it by the other Party) in such Party’s possession or Control containing Confidential Information of the other Party, pursuant to the other Party’s request; provided that such Party may keep one copy of such materials for archival purposes only subject to continuing confidentiality obligations or to the extent such Confidential Information is electronically archived in the ordinary course of the receiving Party’s business. Any such Confidential Information retained by the receiving Party pursuant to this Section 13.7 shall remain subject to the obligations of non-disclosure and shall not be used for any purpose other than to comply with Applicable Law.
13.8
Survival. Expiration or termination of this Agreement for any reason shall not relieve the Parties of any obligation or right that has already accrued prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under the following provisions shall survive expiration or termination of this Agreement: Article 11, Article 12 (excluding Section 12.4), Article 14, and Article 15 and Sections 8.1 through 8.2 (with respect to any payment obligations incurred prior to the date of notice of termination or expiration), 8.3, 8.4 (with respect to any payment obligations incurred prior to the date of notice of termination or expiration), 9.1 and 9.2 (solely with respect to ownership of Patents and Know How), 10.5, 13.5 to 13.9.
13.9
Exercise of Right to Terminate. The use by either Party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other Party with respect thereto; provided that termination of this Agreement shall not preclude either Party from claiming any other damages, compensation, or relief that it may be entitled to upon such termination.
Article XIV.

DISPUTE RESOLUTION
14.1
Resolution by Executive Officers. If a dispute as to matters arising under or relating to this Agreement or either Party’s rights and obligations hereunder arises, either Party may refer such dispute to the Chief Executive Officer of Ideaya and the officer designated by the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Chief Executive Officer of Biocytogen (collectively, the “Executive Officers”), who shall meet in person or by telephone within [***] after such referral to attempt in good faith to resolve such dispute. If such matter cannot be resolved by discussion of such officers within such [***] period, or such other time period as the Parties may agree to in writing, such dispute shall be resolved in accordance with Section 14.2.
14.2
Arbitration.
(a)
Any dispute arising under or relating to this Agreement that is not resolved as provided in Section 14.1, may be submitted by either Party for resolution through binding arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (“ICC”) as then in effect (the “ICC Rules”). Notwithstanding the foregoing, the Parties acknowledge and agree that the following disputes may be resolved by a competent court under the Applicable Laws: (i) disputes with respect to determining the validity, enforceability or infringement of any patent, and (ii) any dispute relating to antitrust matters.
(b)
The arbitration shall be conducted by a panel of [***], none of whom shall be a current or former employee or director, or a then-current stockholder, of either Party, their respective then-current Affiliates, or any Sublicensee. Each Party shall be entitled to appoint a co-arbitrator, and the two co-arbitrators so appointed shall nominate the third arbitrator, who shall act as the President of the Tribunal, within [***] of their appointment. If any Party or the co-arbitrators fail to make the appointment as provided herein, the ICC Court of Arbitration shall make the appointment in accordance with the ICC Rules. The place of arbitration shall be [***], and the arbitration and all communications and documents relating thereto shall be conducted in English.
(c)
Document production in the arbitration will generally be conducted in accordance with the latest IBA Rules on the Taking of Evidence in International Arbitration.
(d)
The award shall be final and unappealable, and judgment upon the award may be entered in any court of competent jurisdiction. The arbitrators shall have no authority to award punitive or any other non-compensatory damages. [***]
(e)
Except to the extent necessary to confirm or enforce an award or to accomplish the purpose of this Agreement, including to exercise its rights and to perform its obligations under this Agreement or as may be required by Applicable Law, neither a Party nor an arbitrator may disclose the existence, content, or results of an arbitration without the prior written consent of both Parties, provided, however, each Party may disclose the content of the award to its Affiliates, Sublicensees and the licensees, employees, agents, consultants, contractors and other representatives who have a legitimate need to know the content of the award.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

Article XV.

GENERAL PROVISIONS
15.1
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, U.S., without giving effect to any rules of conflict of laws that would result in the application of the laws of any other jurisdiction.
15.2
Entire Agreement; Modification. This Agreement, including the exhibits, is both a final expression of the Parties’ agreement and a complete and exclusive statement with respect to all of its terms. This Agreement supersedes all prior and contemporaneous agreements and communications, whether oral, written, or otherwise, concerning any and all matters contained herein. This Agreement may only be modified or supplemented in a writing expressly stated for such purpose and signed by the Parties to this Agreement.
15.3
Relationship Between the Parties. The Parties’ relationship, as established by this Agreement, is solely that of independent contractors. This Agreement does not create any partnership, joint venture, or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty, or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever.
15.4
Non-Waiver. The failure of a Party to insist upon strict performance of any provision of this Agreement or to exercise any right arising out of this Agreement shall neither impair that provision or right nor constitute a waiver of that provision or right, in whole or in part, in that instance or in any other instance. Any waiver by a Party of a particular provision or right shall be in writing, shall be as to a particular matter and, if applicable, for a particular period of time and shall be signed by such Party.
15.5
Assignment.
(a)
Except as expressly provided hereunder, neither this Agreement nor any rights or obligations hereunder may be assigned or otherwise transferred by either Party, whether by merger, consolidation, divesture, restructure, sale of stock, sale of assets, or otherwise, without the prior written consent of the other Party (which consent shall not be unreasonably withheld), except that: (i) either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder, without the other Party’s consent in connection with a Change of Control of such Party, to the successor of the Party in such Change of Control; (ii) either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent to an Affiliate of such assigning Party, provided that the assigning Party shall remain liable and responsible to the non-assigning Party for the performance and observance of all such duties and obligations by such Affiliate; and (iii) either Party may assign or otherwise transfer this Agreement and its rights and obligations hereunder without the other Party’s consent in connection the sale, transfer or other disposition of all or substantially all of such Party’s assets to which this Agreement relates.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

(b)
As soon as practicable upon the entry by a Party to a definitive agreement that effects a Change of Control of such Party, such Party shall provide written notice to other Party setting forth the name of the Third Party acquirer or the entity with or into which such Party will be merged or consolidated, as the case may be and such other details as the other Party may reasonably request in connection with such Change of Control.
(c)
In the event of (i) a Change of Control involving Ideaya, or (ii) the acquisition by Ideaya of all or substantially all of the business of a Third Party (together with any entities that were Affiliates of such Third Party immediately prior to such acquisition, an “Ideaya Acquiree”), whether by merger, sale of stock, sale of assets or otherwise (an “Ideaya Acquisition”), the intellectual property rights of the Third Party acquirer in a Change of Control, or the Ideaya Acquiree, as applicable, that existed prior to the effective date of such Change of Control or Ideaya Acquisition (or that is developed thereafter without any use of intellectual property rights of Ideaya or any of its Affiliates existing prior to the Change of Control or Ideaya Acquisition or acquired or developed thereafter) shall not be included in the Patent Rights, Know-How, or other Intellectual Property rights licensed or transferred hereunder by Ideaya to Biocytogen, or otherwise subject to this Agreement.
(d)
The rights and obligations of the Parties under this Agreement shall be binding upon and inure to the benefit of the permitted successors and permitted assigns of the Parties specified above, and the name of a Party appearing herein will be deemed to include the name of such Party’s permitted successors and permitted assigns to the extent necessary to carry out the intent of this section. Any assignment not in accordance with this Section 15.5 shall be null and void.
15.6
Severability. If, for any reason, any part of this Agreement is adjudicated invalid, unenforceable, or illegal by a court of competent jurisdiction, such adjudication shall not, to the extent feasible, affect or impair, in whole or in part, the validity, enforceability, or legality of any remaining portions of this Agreement. All remaining portions shall remain in full force and effect as if the original Agreement had been executed without the invalidated. unenforceable, or illegal part.
15.7
Notices. Any notice to be given under this Agreement must be in writing and delivered either in person, by (a) air mail (postage prepaid) requiring return receipt, (b) internationally-recognized overnight courier, or (c) email confirmed thereafter by any of the foregoing, to the Party to be notified at its address(es) given below, or at any address such Party may designate by prior written notice to the other in accordance with this Section 15.7. Notice shall be deemed sufficiently given for all purposes upon the earliest of: (i) the date of actual receipt; (ii) if air mailed, five (5) days after the date of postmark; (iii) if delivered by overnight courier, the fifth (5th) day after dispatch; or (iv) if sent by email, the date of confirmation of receipt if during the recipient’s normal business hours and followed up via delivery pursuant to subsection (i), (ii), or (iii) above.

If to Ideaya, notices must be addressed to:

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

IDEAYA Biosciences, Inc.
7000 Shoreline Court, Suite 350
South San Francisco, CA 94080

Attention: Legal Department

Email: [***]

with a copy to:

IDEAYA Biosciences, Inc.
7000 Shoreline Court, Suite 350
South San Francisco, CA 94080

Attention: Chief Executive Officer

If to Biocytogen, notices must be addressed to:

Name: Biocytogen Pharmaceuticals (Beijing) Co., Ltd.

Street: No.12 Baoshen South Street

City: Beijing

Country: China

Attention: Chaoshe Guo

Email: [***]

with a copy to:

Name: Biocytogen Pharmaceuticals (Beijing) Co., Ltd.

Street: No.12 Baoshen South Street

City: Beijing

Country: China

Attention: Yang Bai

Email: [***]

15.8
Force Majeure. Each Party shall be excused from liability for the failure or delay in performance of any obligation under this Agreement by reason of any event beyond such Party’s reasonable control, including Acts of God, fire, flood, explosion, earthquake, pandemic flu, or other natural forces, war, civil unrest, acts of terrorism, accident, destruction or other casualty, any lack or failure of transportation facilities, any lack or failure of supply of raw materials, or any other event similar to those enumerated above. Such excuse from liability shall be effective only to the extent and duration of the event(s) causing the failure or delay in performance and provided that the Party has not caused such event(s) to occur. Notice of a Party’s failure or delay in performance due to force majeure must be given to the other Party within ten (10) days after its occurrence. All delivery dates under this Agreement that have been affected by force majeure shall be tolled for the duration of such force majeure. In no event shall any Party be required to prevent or settle any labor disturbance or dispute.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

15.9
Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement by one Party to the other Party are, and will otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties agree that a Party that is a licensee of such rights under this Agreement will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a Party to this Agreement under the U.S. Bankruptcy Code or comparable provision of applicable bankruptcy or insolvency laws, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, will be promptly delivered to it (a) upon any such commencement of a bankruptcy or insolvency proceeding upon its written request therefor, unless the bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, following the rejection of this Agreement by or on behalf of the bankrupt Party upon written request therefor by the other Party.
15.10
Interpretation. The headings of clauses contained in this Agreement preceding the text of the sections, subsections, and paragraphs hereof are inserted solely for convenience and ease of reference and shall not constitute any part of this Agreement, or have any effect on its interpretation or construction. All references in this Agreement to the singular shall include the plural where applicable. Unless otherwise specified, references in this Agreement to any Article shall include all Sections, subsections, and paragraphs in such Article, references to any Section shall include all subsections and paragraphs in such Section, and references in this Agreement to any subsection shall include all paragraphs in such subsection. The word “including” and similar words means including without limitation. The word “or” means “and/or” unless the context dictates otherwise because the subjects of the conjunction are mutually exclusive. The words “herein,” “hereof,” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. All references to days in this Agreement mean calendar days, unless otherwise specified. Ambiguities and uncertainties in this Agreement, if any, shall not be interpreted against either Party, irrespective of which Party may be deemed to have caused the ambiguity or uncertainty to exist. This Agreement has been prepared in the English language and the English language shall control its interpretation. In addition, all notices required or permitted to be given hereunder, and all written, electronic, oral, or other communications between the Parties regarding this Agreement shall be in the English language.
15.11
Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement.
15.12
Counterparts; Electronic or Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed and delivered electronically or by facsimile and upon such delivery such electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.1

[SIGNATURE PAGE FOLLOWS]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

In Witness Whereof, the Parties have caused this Option and License Agreement to be executed and entered into by their duly authorized representatives as of the Effective Date.

Biocytogen Pharmaceuticals (BEIJING) Co., Ltd.	IDEAYA BIOSCIENCES, INC.
By: /s/ Yuelei Shen	By: /s/ Yujiro Hata
Name: Yuelei Shen	Name: Yujiro Hata
Title: CEO	Title: CEO

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT 1.62

INITIAL LICENSED KNOW-HOW

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

EXHIBIT 1.71

LICENSED COMPOUND

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

EXHIBIT 1.73

LICENSED PATENTS

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

EXHIBIT 1.80

Master Services Agreement

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

EXHIBIT 2.1

OPTION PERIOD STUDIES

[***]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 12.4

PRESS RELEASE (IDEAYA)

IDEAYA Biosciences Announces Option and License Agreement for Potential First-in-Class B7H3/PTK7 Topo-I-Payload Bispecific ADC Program with Biocytogen

•
Biocytogen granted IDEAYA an option for an exclusive worldwide license for potential first-in class B7H3/PTK7 topo-I-payload bispecific antibody drug conjugate (BsADC) program
•
B7H3/PTK7 co-expression found in multiple solid tumor types, including double-digit percent prevalence in lung, colorectal, and head and neck cancers
•
Rational combo opportunities with IDEAYA’s DNA Damage Repair (DDR) pipeline, including IDE161 (PARG)
•
Targeting development candidate nomination in H2 2024

South San Francisco, CA and Beijing, China, July X, 2024– IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics, announced that it has entered into an option and license agreement for a potential first-in-class B7H3/PTK7 BsADC program with Biocytogen Pharmaceuticals (Beijing) Co., Ltd. (Biocytogen, HKEX: 02315), a global biotech company focusing on the discovery of novel antibody/ADC therapeutics.

“The potential first-in-class B7H3/PTK7 topo-I-payload BsADC program has the potential to be developed as a monotherapy agent in multiple solid tumor types, and advances IDEAYA’s broader corporate strategy to enable wholly-owned first-in-class rational combinations at the intersection of ADCs and small molecule DDR-based therapies to deliver greater benefit for patients,” said Yujiro S. Hata, President and Chief Executive Officer, IDEAYA Biosciences.

“We are thrilled to announce our collaboration with IDEAYA to explore the promising combination of our potential first-in-class ADC and IDEAYA’s DDR small molecules,” said Dr. Yuelei Shen, President and CEO of Biocytogen. “This partnership leverages our cutting-edge RenLite® platform and proprietary linker-payload technology to enhance the precision and potency of ADCs. IDEAYA's strong determination and rich experience in drug development make us confident that this therapy could be rapidly advanced to benefit patients.”

The agreement grants IDEAYA an option for an exclusive worldwide license from Biocytogen for a potential first-in-class B7H3/PTK7 topo-I-payload BsADC program. B7H3/PTK7 has been found to be co-expressed in multiple solid tumor types, including double-digit percent prevalence in lung, colorectal, and head and neck cancers, among others.

Under the terms of the agreement, Biocytogen will receive an upfront fee and upon an option exercise by IDEAYA, be entitled to receive an option exercise fee, development and regulatory milestones and commercial milestone payments, as well as single-digit royalties on net sales. Total potential upfront, option exercise and milestone payments equal an aggregate of $406.5 million, including development and regulatory milestones of $100.0 million.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

Based on preclinical data, the potential first-in-class B7H3/PTK7 topoisomerase-I-inhibitor-payload BsADC program has the potential to be developed as a monotherapy agent and used in combination with multiple programs in IDEAYA’s pipeline targeting DDR-based therapies, including PARG inhibitor IDE161. A development candidate nomination for the B7H3/PTK7 topoisomerase-I-inhibitor payload BsADC program is targeted for the second half of 2024.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

About Biocytogen

Biocytogen (HKEX: 02315) is a global biotechnology company that drives the research and development of novel antibody-based drugs with innovative technologies. Founded on gene editing technology, Biocytogen leverages genetically engineered proprietary RenMice® (RenMabTM/ RenLite®/ RenNano®/ RenTCR-mimicTM ) platforms for fully human monoclonal/bispecific/multispecific antibody discovery, bispecific antibody-drug conjugate discovery, nanobody discovery and TCR-mimic antibody discovery, and has established a sub-brand, RenBiologicsTM, to explore global partnerships for an off-the-shelf library of >400,000 fully human antibody sequences against approximately 1000 targets for worldwide collaboration. As of December 31, 2023, 103 therapeutic antibody and multiple clinical asset co-development/out-licensing/transfer agreements and 47 target-nominated RenMice® licensing projects have been established around the globe, including several partnerships with multinational pharmaceutical companies (MNCs). Biocytogen pioneered the generation of drug target knock-in humanized models for preclinical research, and currently provides a few thousand off-the-shelf animal and cell models under the company’s sub-brand, BioMiceTM, along with preclinical pharmacology and gene-editing services for clients worldwide. Headquartered in Beijing, Biocytogen has branches in China (Haimen Jiangsu, Shanghai), USA (Boston, San Francisco), and Germany (Heidelberg). For more information, please visit http://en.biocytogen.com.cn.

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to (i) the timing of nomination of a development candidate, (ii) potential development strategies, and (iii) the potential therapeutic benefits of IDEAYA therapeutics. Such forward-looking statements involve substantial risks and uncertainties that could cause IDEAYA’s preclinical and clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the drug development process, including IDEAYA’s programs’ early stage of development, the

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

process of designing and conducting preclinical and clinical trials, serious adverse events, undesirable side effects or unexpected characteristics of drug development candidates, the regulatory approval processes, the timing of regulatory filings, the challenges associated with manufacturing drug products, IDEAYA’s ability to successfully establish, protect and defend its intellectual property, and other matters that could affect the sufficiency of existing cash to fund operations. IDEAYA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of IDEAYA in general, see IDEAYA’s current and future filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K filed on February 20, 2024.

Investor and Media Contact

IDEAYA Biosciences
Andres Ruiz Briseno

SVP, Head of Finance and Investor Relations
investor@ideayabio.com

Biocytogen Contacts
Antibody assets and platforms: BD-Licensing@biocytogen.com
Media: pr@bbctg.com.cn

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

PRESS RELEASE (Biocytogen)

Biocytogen Announces Option and License Agreement with IDEAYA Biosciences for Potential First-in-Class B7H3/PTK7 Topo-I-Payload Bispecific ADC Program

•
Biocytogen granted IDEAYA an option for an exclusive worldwide license for potential first-in-class B7H3/PTK7 topo-I-payload bispecific antibody drug conjugate (BsADC) program
•
B7H3/PTK7 co-expression found in multiple solid tumor types, including double-digit percent prevalence in lung, colorectal, and head and neck cancers
•
Rational combo opportunities with IDEAYA’s DNA Damage Repair (DDR) pipeline, including IDE161 (PARG)
•
Targeting development candidate nomination in H2 2024

Beijing, China and South San Francisco, CA, July X, 2024–Biocytogen Pharmaceuticals (Beijing) Co., Ltd. (Biocytogen, HKEX: 02315), a global biotech company focusing on the discovery of novel antibody/ADC therapeutics, announced that it has entered into an option and license agreement for a potential first-in-class B7H3/PTK7 BsADC program with IDEAYA Biosciences, Inc. (Nasdaq: IDYA), a precision medicine oncology company committed to the discovery and development of targeted therapeutics.

“We are thrilled to announce our collaboration with IDEAYA to explore the promising combination of our potential first-in-class ADC and IDEAYA’s DDR small molecules,” said Dr. Yuelei Shen, President and CEO of Biocytogen. “This partnership leverages our cutting-edge RenLite® platform and proprietary linker-payload technology to enhance the precision and potency of ADCs. IDEAYA's strong determination and rich experience in drug development make us confident that this therapy could be rapidly advanced to benefit patients.”

“The potential first-in-class B7H3/PTK7 topo-I-payload BsADC program has the potential to be developed as a monotherapy agent in multiple solid tumor types, and advances IDEAYA’s broader corporate strategy to enable wholly-owned first-in-class rational combinations at the intersection of ADCs and small molecule DDR-based therapies to deliver greater benefit for patients,” said Yujiro S. Hata, President and Chief Executive Officer, IDEAYA Biosciences.

The agreement grants IDEAYA an option for an exclusive worldwide license from Biocytogen for a potential first-in-class B7H3/PTK7 topo-I-payload BsADC program. B7H3/PTK7 has been found to be co-expressed in multiple solid tumor types, including double-digit percent prevalence in lung, colorectal, and head and neck cancers, among others.

Under the terms of the agreement, Biocytogen will receive an upfront fee and upon an option exercise by IDEAYA, be entitled to receive an option exercise fee, development and regulatory milestones and commercial milestone payments, as well as single-digit royalties on net sales. Total potential upfront, option exercise and milestone payments equal an aggregate of $406.5 million, including development and regulatory milestones of $100.0 million.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

Based on preclinical data, the potential first-in-class B7H3/PTK7 topoisomerase-I-inhibitor-payload BsADC program has the potential to be developed as a monotherapy agent and used in combination with multiple programs in IDEAYA’s pipeline targeting DDR-based therapies, including PARG inhibitor IDE161. A development candidate nomination for the B7H3/PTK7 topoisomerase-I-inhibitor payload BsADC program is targeted for the second half of 2024.

About Biocytogen

Biocytogen (HKEX: 02315) is a global biotechnology company that drives the research and development of novel antibody-based drugs with innovative technologies. Founded on gene editing technology, Biocytogen leverages genetically engineered proprietary RenMice® (RenMabTM/ RenLite®/ RenNano®/ RenTCR-mimicTM ) platforms for fully human monoclonal/bispecific/multispecific antibody discovery, bispecific antibody-drug conjugate discovery, nanobody discovery and TCR-mimic antibody discovery, and has established a sub-brand, RenBiologicsTM, to explore global partnerships for an off-the-shelf library of >400,000 fully human antibody sequences against approximately 1000 targets for worldwide collaboration. As of December 31, 2023, 103 therapeutic antibody and multiple clinical asset co-development/out-licensing/transfer agreements and 47 target-nominated RenMice® licensing projects have been established around the globe, including several partnerships with multinational pharmaceutical companies (MNCs). Biocytogen pioneered the generation of drug target knock-in humanized models for preclinical research, and currently provides a few thousand off-the-shelf animal and cell models under the company’s sub-brand, BioMiceTM, along with preclinical pharmacology and gene-editing services for clients worldwide. Headquartered in Beijing, Biocytogen has branches in China (Haimen Jiangsu, Shanghai), USA (Boston, San Francisco), and Germany (Heidelberg). For more information, please visit http://en.biocytogen.com.cn.

About IDEAYA Biosciences

IDEAYA is a precision medicine oncology company committed to the discovery and development of targeted therapeutics for patient populations selected using molecular diagnostics. IDEAYA’s approach integrates capabilities in identifying and validating translational biomarkers with drug discovery to select patient populations most likely to benefit from its targeted therapies. IDEAYA is applying its research and drug discovery capabilities to synthetic lethality – which represents an emerging class of precision medicine targets.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||

Biocytogen Contacts
Antibody assets and platforms: BD-Licensing@biocytogen.com
Media: pr@bbctg.com.cn

Investor and Media Contact

IDEAYA Biosciences
Andres Ruiz Briseno

SVP, Head of Finance and Investor Relations
investor@ideayabio.com

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

||